Exhibit 10.25

THE GROSVENOR BUILDING

1040 WEST GEORGIA STREET

VANCOUVER, B.C.

OFFICE LEASE

0846869 B.C. LTD.

TO

ACHIEVE LIFE SCIENCES TECHNOLOGIES INC.

THE GROSVENOR BUILDING

1040 West Georgia Street

OFFICE LEASE

INDEX

ARTICLEPAGE

1.SUMMARY1

1.1Particulars of Lease1

1.2Defined Terms2

2.PREMISES3

2.1Demise3

2.2License3

2.3Rentable Areas - Estimated3

2.4Rentable Areas - Correction or Adjustment4

3.POSSESSION4

3.1Possession for Alterations, etc.4

3.2Delay in the Commencement Date4

3.3Condition of the Premises4

4.RENT4

4.1Reservation and Covenant to Pay4

4.2Payment5

4.3Partial Months5

4.4Net Lease5

4.5No Waiver of Rent5

5.ANNUAL BASE RENT - ADJUSTMENT5

5.1Rent Adjustment Provisions5

6.OPERATING EXPENSES AND TAXES6

6.1Estimate of Operating Expenses6

6.2Adjustment of Operating Expenses6

6.3Operating Expenses7

6.4Normalization8

6.5Tenant's Percentage Share8

6.6Statement of Operating Expenses and Taxes8

6.7Special Tenant Expenses9

6.8Estimate of Taxes9

6.9Adjustment of Taxes9

6.10Taxes9

6.11Tax Appeals10

6.12Tenant's Taxes10

6.13Reimburse Landlord10

6.14Goods and Services Tax10

7.SECURITY DEPOSIT10

8.USE10

8.1General10

8.2No Nuisance or Waste11

8.3No Illegal Use11

8.4Alterations to the Building11

8.5Tidiness11

8.6Change of Name11

8.7Rules and Regulations11

9.SERVICES AND UTILITIES12

9.1General12

9.2Interruption of Access, Use or Services13

10.REPAIRS AND ALTERATIONS13

10.1Alterations13

10.2Notice of Alterations15

10.3Labour Relations15

10.4Indemnity15

10.5No Liens15

10.6Accidents Etc.15

10.7Tenant Repairs15

10.8Alterations are Landlord's Property16

10.9Trade Fixtures Etc.16

10.10Landlord's Alterations16

10.11Landlord's Repairs16

11.ACCESS TO PREMISES BY THE LANDLORD16

12.ASSIGNMENT AND SUBLETTING17

12.1Requirement for Consent17

12.2Landlord's Option17

12.3Assumption by Assignee18

12.4Change of Control is Deemed Assignment18

12.5Corporate Records18

12.6Landlord's Costs18

13.DEFAULT AND THE LANDLORD'S RIGHT TO CURE DEFAULT18

13.1Default18

13.2Re-Entry19

13.3Bankruptcy, Insolvency, Etc.19

13.4Termination20

13.5Distress20

13.6Landlord's Right to Perform20

13.7Remedies Cumulative20

13.8Interest on Arrears20

13.9Late Charges20

13.10Grant of Security Interest21

14.INDEMNIFICATION AND WAIVER OF LIABILITY22

14.1Waiver of Liability22

14.2Tenant to Indemnify Landlord22

14.3Survival of Covenants22

15.INSURANCE23

15.1Landlord Insurance23

15.2Tenant's Insurance23

15.3Tenant's Actions Affecting Insurance23

15.4Cancellation of Insurance23

16.DAMAGE AND DESTRUCTION24

16.1Abatement or Termination24

16.2Right of Termination24

16.3Destruction of or Damage to the Building24

16.4Architect's Certificate25

17.COSTS OF PROFESSIONAL SERVICES25

18.SURRENDER OF PREMISES25

19.HOLDING OVER25

20.WAIVER26

21.SUCCESSORS26

21.1Successors26

21.2Successors of the Landlord26

22.ATTORNMENT26

22.1Attorn Tenant to Owners, Purchaser or Lessee26

22.2Attorn Tenant to Landlord's Mortgagee or Purchaser26

23.ESTOPPEL CERTIFICATE26

24.SUBORDINATION27

24.1Subordination of this Lease27

24.2Subordination of Mortgage27

25.RELOCATION28

26.NOTICES29

27.MISCELLANEOUS29

27.1Captions29

27.2Time of Essence29

27.3Number and Gender; Joint and Several Liability29

27.4Governing Law29

27.5No Offer29

27.6Entire Agreement29

27.7Invalidity29

27.8Authority30

27.9No Representations or Warranties30

27.10Management30

27.11Amendments30

27.12No Light, Air or View Easement30

27.13No Merger30

27.14No Admission of Status30

27.15No Registration30

27.16Energy Conservation30

27.17Definition of Premises31

27.18Indemnity Agreement31

27.19Quiet Enjoyment31

27.20Consent Not Unreasonably Withheld31

27.21Counterparts31

28.ENVIRONMENTAL MATTERS31

28.1Definitions31

28.2Compliance31

28.3Tenant's Covenants and Indemnity31

SCHEDULE "A" - LEGAL DESCRIPTION34

SCHEDULE "B" - RULES AND REGULATIONS35

SCHEDULE "C" - SPECIAL TERMS AND CONDITIONS39

SCHEDULE "D" - MORTGAGE CLAUSE41

THE GROSVENOR BUILDING

OFFICE LEASE

THIS LEASE made and entered into this 19th day of November, 2018.

BY AND BETWEEN:

0846869 BC Ltd., whose principal place of business and post office address is 520-701 West Georgia Street, Vancouver, British Columbia  V7Y 1A1

(herein called the "Landlord")

AND:

ACHIEVE LIFE SCIENCES TECHNOLOGIES INC. whose principal place of business and post office address is 1030 – 1040 West Georgia, Vancouver, BC

(herein called the "Tenant")

WITNESSES THAT in consideration of the demise herein contained and the covenants and agreements herein contained and for certain other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, it is hereby agreed as follows:

1.SUMMARY

1.1Particulars of Lease

The parties acknowledge that the following summarizes certain matters relevant to this Lease.  The following summary does not limit the meaning of any other provision of this Lease.  If any other provision of this Lease is inconsistent with the following summary, the other provisions of this Lease will prevail.  The Tenant acknowledges that it does not rely on estimates set forth in this subarticle 1.1.

(a)	Premises: Suite 1030 on Tenth (10) Floor;
(b)	Premises Rentable Area: approximately 2,367 square feet;
(c)	Building Rentable Area: approximately 203,766 square feet;
(d)	Tenant's Percentage Share: approximately 1.16%;
(e)	Term: FOUR (4) Years, Zero (0) Months and Zero (0) Days, commencing on the Commencement Date and continuing to and including the Expiration Date;
(f)	Commencement Date: February 1, 2019;
(g)	Expiration Date: January 31, 2023;
(h)	Possession Date for Alterations, etc. (Schedule C Article 4): January 1, 2019;
(i)	Rent Commencement Date: February 1, 2019;
(j)	Annual Base Rent:

Years	per square	Annual
foot per annum
Years 1-2	$ 35.50	$ 84,028.50
Years 3-4	$ 36.50	$ 86,395.50

(k)	Monthly Base Rent:

YearsMonthly
Years 1-2$ 7,002.38
Years 3-4 $ 7,199.63

(l)	Rent Adjustment Dates: February 1, 2021;
(m)	Security Deposit: $24,770.66 (Article 7)
(n)	Use of Premises restricted to: General Business Offices;

(o)Tenant's Address for Notices: At the Premises

(Subject to change as provided in Article 26.)

(p)	Landlord's Address for Notices:

Attention:  Mr. Segal

0846869 B.C. Ltd.

Ste. 520-701West Georgia Street

Vancouver, B.C.  V7Y 1A1

*Fax:  604‑687-6539

with a copy to:

SDM Realty Advisors Ltd.

Suite 1850 ‑ 1040 West Georgia Street

Vancouver, B.C.  V6E 4H1

*Fax:  604‑688‑5669

(Subject to change as provided in Article 26.)

(q)	Tenant's Estimated Annual Share of Operating Expenses for the year 2018 (being $15.07 per square foot of Premises Rentable Area) $35,670.69;
(r)	Tenant's Estimated Annual Share of Taxes for the year 2018 (being $8.73 per square foot of Premises Rentable Area) $20,663.91.

1.2Defined Terms

The following words and phrases, when used in this Lease, will have the meanings ascribed to them in or pursuant to this Article; and plural forms of the following words and phrases shall have corresponding meanings.

(a)	"Additional Rent" means any and all amounts payable under this Lease by the Tenant to the Landlord other than Annual Base Rent and Percentage Rent;
(b)	"Annual Base Rent" means the amount specified in subarticle 1.1(j) as adjusted on the Rent Adjustment Dates, if any;
(c)	"Alterations" has the meaning ascribed in subarticle 10.1;
(d)

"Building" means the office building situate on the Lands and known as The Grosvenor Building situate at 1040 West Georgia Street, Vancouver, British Columbia including without limitation parking facilities, plazas, landscaping and ornamentation, plants, fixtures, machinery and equipment relating thereto and the lands upon which the foregoing are constructed or installed and any structures, equipment or facilities, over or under adjacent streets and lanes constructed or installed by or for the Landlord in connection with the Building;

(e)	"Building Rentable Area" shall be determined in accordance with articles 2.3 and 2.4;
(f)	"Building Systems" has the meaning ascribed thereto in subarticle 27.17 hereof;
(g)	"Common Areas" has the meaning ascribed thereto in subarticle 9.1;
(h)	"Commencement Date" means the date specified in subarticle 1.1(f) or such other date as may be determined pursuant to subarticle 3.2;
(i)	"Expiration Date" means the date specified in subarticle 1.1(g);

(j)	"Goods and Services Tax" has the meaning ascribed thereto in subarticle 6.14;
(k)	"High Consumption Equipment" has the meaning ascribed thereto in subarticle 9.1(b);
(l)	"HVAC" and "HVAC Systems" have the meaning ascribed thereto respectively in subarticle 9.1(a);
(m)	"Lands" means the lands particularly described in Schedule "A";
(n)	"Operating Expenses" has the meaning ascribed thereto in subarticle 6.3;
(o)	"Ordinary Business Hours" means the hours so designated from time to time by the rules and regulations under subarticle 8.7;
(p)	"Possession Date" means the date specified in subarticle 1.1(h);
(q)

"Premises" means those parts of the Building situate on the floor(s) designated in subarticle 1.1(a) and shown hatched on Schedule "A" hereto except Building Systems and any areas excluded by subarticle 27.17; and the boundaries of the Premises are more particularly set forth in subarticle 27.17 hereof;

(r)	"Premises Rentable Area" shall be determined in accordance with articles 2.3 and 2.4;
(s)	"Prime Rate" means the annual rate of interest designated by the Royal Bank of Canada as its bank as being its Prime Rate for demand loans made in lawful money of Canada in Canada;
(t)	"Rent" means all amounts payable under this Lease by the Tenant to the Landlord;
(u)	Each of the dates specified in subarticle 1.1(l) is a "Rent Adjustment Date";
(v)	"Rent Adjustment Period" has the meaning ascribed thereto in subarticle 5.1;
(w)	The "Rentable Area" of any part of the Building or of the Premises shall be determined in accordance with subarticle 2.4;
(x)	"Rules and Regulations" has the meaning ascribed thereto in subarticle 8.7;
(y)	"Special Tenant Expenses" means the amounts payable by the Tenant under subarticle 6.7 hereof;
(z)	"Taxes" has the meaning ascribed thereto in subarticle 6.10;
(aa)	[Reserved]
(bb)	"Tenant's Percentage Share" has the meaning ascribed thereto in subarticle 6.5;
(cc)	"Tenant's Taxes" has the meaning ascribed thereto in subarticle 6.12;
(dd)	"Term" means the period stated in subarticle 1.1(e); and
(ee)	"Year" means a period of 12 months commencing on January 1 and ending on December 31.

Reference herein to a person includes reference to a corporation or any other legal entity.

2.PREMISES

2.1Demise

The Landlord hereby leases the Premises to the Tenant and the Tenant hereby takes and leases the Premises from the Landlord for the Term and subject to the covenants, agreements, conditions and provisions herein contained reserving always unto the Landlord Rent as herein provided.

2.2License

The Landlord hereby grants to the Tenant a license to use, in common with the Landlord and others from time to time authorized by the Landlord, the washrooms on any floor of the Building on which the Tenant is a partial floor tenant and the loading dock and those lobbies, corridors, stairways and elevators from time to time designated by the Landlord and required for the purpose of access to and egress from the Premises, but only in accordance with the Rules and Regulations.

2.3Rentable Areas - Estimated

The Building Rentable Area and the Premises Rentable Area shall be determined by the Landlord for the purpose of this Lease.  If the Building Rentable Area and the Premises Rentable Area or either of them could not be accurately calculated prior to the execution of this Lease they may be estimated by the Landlord and, when they are accurately calculated:

(a)	if the estimate previously made was not correct or has changed, the appropriate adjustments shall be made, retroactively to the commencement of the Term, to the Rent payable under this Lease, and
(b)

the parties hereto will enter into an agreement in writing supplemental to this Lease stating the adjusted Premises Rentable Area and any adjusted Building Rentable Area and any adjusted amounts of Rent and any adjusted Tenant's Percentage Share.  Such agreement shall be in the form reasonably required by the Landlord.

2.4Rentable Areas - Correction or Adjustment

The Landlord may from time to time calculate or recalculate or measure or remeasure any one or more of the following in accordance with methods then considered to be good practice for comparable buildings and premises:  the Building Rentable Area; the Premises Rentable Area; and the rentable area of any part of the Building.  If the Building Rentable Area or the Premises Rentable Area are determined to be different from those stated herein or in any instrument supplemental hereto entered into from time to time then:

(a)	the Tenant's Percentage Share will be adjusted accordingly with effect as at the date upon which the Landlord shall give notice of the change to the Tenant; and
(b)

the parties hereto will enter into an agreement supplemental to this Lease stating the recalculated or remeasured Building Rentable Area and Premises Rentable Area and the adjusted Tenants' Percentage Share; and

(c)

in the event that and to the extent that the recalculation or remeasurement of the Premises Rentable Area determines that an error was made in the estimation or calculation of the Premises Rentable Area, such agreement supplemental hereto shall state the adjusted amounts of Rent payable hereunder with effect as at the date upon which the Landlord shall give written notice of such error to the Tenant.

Upon determining that an error exists in the calculation of the Building Rentable Area or the Premises Rentable Area the Landlord will promptly give notice of that error to the Tenant and the foregoing provisions of this subarticle 2.4 shall apply with necessary changes.

3.POSSESSION

3.1Possession for Alterations, etc.

The Landlord will use all reasonable efforts to give the Tenant possession of the Premises on the Possession Date for the purpose of installation and construction of the Tenant's Alterations or such other purposes as the Landlord may approve; but such possession may be in conjunction with the Landlord and its contractors and others authorized by the Landlord.  The Landlord will attempt to ensure that, during the period from the Possession Date until the Commencement Date, others entitled to occupy the Premises in conjunction with the Tenant will co-operate with the Tenant and its contractors.  At any time the Tenant is permitted to have occupancy of the Premises prior to the Commencement Date, whether exclusively or in common with the Landlord, its contractors, sub-contractors or employees, the Tenant shall, to the extent applicable, be subject to and comply with all terms, covenants and conditions of this Lease except that no Annual Base Rent, Tenant's Percentage Share of Operating Expenses, or Tenant's Percentage Share of Taxes shall be payable by the Tenant for the period prior to the Commencement Date.

3.2Delay in the Commencement Date

If the Landlord is unable to deliver exclusive possession of the Premises to the Tenant at the Commencement Date stated in subarticle 1.1(f), the Landlord shall not be liable for any damage resulting therefrom and this Lease shall not be rendered void or voidable thereby, but the Tenant shall not be liable for any Rent or other amount referred to in subarticle 4.1 until such time as the Landlord does deliver exclusive possession of the Premises to the Tenant.  No failure to tender possession on the Commencement Date so stated shall:

(a)	in any way affect any other obligations of the Tenant; or

(b)	extend the Termination Date;

but the commencement of the Term shall be postponed until the day upon which the Landlord does deliver exclusive possession of the Premises.  The Landlord and the Tenant shall then promptly execute an amendment to this Lease in such form as the Landlord may reasonably require stating the new Commencement Date and the length of the Term.

3.3Condition of the Premises

The Tenant's taking possession of the Premises shall constitute the Tenant's acknowledgement that the Premises are in good order and in good and tenantable condition.

4.RENT

4.1Reservation and Covenant to Pay

The Landlord hereby reserves unto itself and the Tenant hereby covenants and agrees to pay to the Landlord without set-off, abatement or deduction save as expressly set out herein, in each year of the Term in lawful money of Canada the aggregate of the following:

(a)	the Annual Base Rent subject to adjustment in accordance with subarticle 5.1; plus
(b)	the Tenant's Percentage Share of Operating Expenses

all of which shall be paid in equal monthly instalments in advance on the first day of each calendar month in each calendar year; plus

(c)	the Tenant's Percentage Share of Taxes which shall be paid in each year in accordance with subarticle 6.8; plus
(d)	Special Tenant Expenses provided for in subarticle 6.7 which shall be paid forthwith upon delivery of an invoice therefor by the Landlord to the Tenant.

The Tenant acknowledges and agrees that the Landlord shall have the right to require the Tenant to pay to the Landlord the amount of the Goods and Services Tax on any payments of Rent under this Lease and the Tenant covenants and agrees to pay to the Landlord the amount of the Goods and Services Tax on any payments of Rent under this Lease at the same time as the amounts to which the Goods and Services Tax apply are payable to the Landlord under this Lease, or upon demand at such other time or times as the Landlord may from time to time determine.

4.2Payment

All payments required to be made by the Tenant under this Lease, save as expressly set out herein, shall be made without any set-off, abatement, deduction or counterclaim whatsoever and shall be made payable to and delivered to the Landlord at the office of the Landlord in the Building or such other place in Canada as the Landlord may designate.  The Tenant shall deliver to the Landlord at the beginning of each year throughout the Term and upon any change of bank by the Landlord an authorization for payments to be made to the Landlord by automatic bank transfer or other method acceptable to the Landlord from time to time for each of the monthly instalments of Rent payable under subarticles 4.1(a), (b) and (c); provided that the Tenant may, in lieu of authorized automatic bank transfers, deliver to the Landlord a series of post-dated cheques for each of those monthly instalments.

4.3Partial Months

If the Term commences on a day other than the first day of a calendar month or if the Term expires or is terminated on a day other than the last day of a calendar month, then the Annual Base Rent and the Tenant's Percentage Share of Annual Operating Expenses and of Taxes for the first and last fractional months of the Term shall be prorated on the basis of a 365 day year.

4.4Net Lease

This Lease shall be an absolutely net lease and the Annual Base Rent to be paid to the Landlord hereunder shall be net to the Landlord and shall yield to the Landlord the entire amount of such rent during the Term without the Landlord being liable to pay any costs or expenses and without the Landlord being obliged to fulfill any obligations of any kind or nature whatsoever relating to the Premises, whether or not referred to herein and whether or not of any kind now existing or within the contemplation of the parties hereto save as expressly set forth in this Lease.

The Tenant shall also pay any conveyance or registration tax which may be due by reason of execution of this Lease or any extension, amendment, supplement or renewal thereof.

4.5No Waiver of Rent

The acceptance by the Landlord of a part payment of any sum required to be paid hereunder shall not constitute waiver or release of the right of the Landlord to payment in full of such sum.

5.ANNUAL BASE RENT - ADJUSTMENT

5.1Rent Adjustment Provisions

The period from and including a Rent Adjustment Date to and including either the day preceding the next Rent Adjustment Date, or in the case of the last Rent Adjustment Date, to and including the last day of the Term, is herein called a "Rent Adjustment Period".

The Annual Base Rent for each Rent Adjustment Period shall be as agreed upon between the Landlord and the Tenant as being the fair rental value to the Tenant of the Premises at the commencement of the Rent Adjustment Period taking into account all Alterations then existing determined on the basis, inter alia, that such Alterations are required by the Tenant for the whole of the Rent Adjustment Period; provided, however, that if the Landlord requests an increase in Annual Base Rent and if the Landlord and the Tenant are unable to agree upon the Annual Base Rent for any such period at least ninety (90) days prior to the commencement thereof, the Annual Base Rent for such period shall be determined by arbitration (except if and so long as the Landlord and the Tenant agree to continue negotiations without arbitration) in accordance with the provisions hereof and otherwise in accordance with the arbitration legislation, if any, then in force in the jurisdiction in which the Building is situate but shall not in any event be less than the amount provided in subarticle 5.1(b).  If the Landlord and the Tenant can agree on a single arbitrator, such arbitrator shall set the Annual Base Rent for such period.  If the Landlord and the Tenant cannot agree on a single arbitrator at least sixty (60) days prior to the commencement of each Rent Adjustment Period, or by such later date as the Landlord or the Tenant may agree then either the Landlord or the Tenant may appoint an arbitrator and give notice in writing thereof to the other party, who shall within ten (10) days after receipt of such notice likewise appoint an arbitrator and so notify the first party, and, if such other party shall not appoint an arbitrator and so notify within said ten (10) day period, the arbitrator appointed by the first party shall act as a single arbitrator to determine the Annual Base Rent; provided however, that if the other party shall so appoint a second arbitrator and so notify, the two arbitrators so appointed shall meet and, within ten (10) days following the appointment of the second arbitrator, shall appoint a third arbitrator, and the three arbitrators so appointed shall constitute a board of arbitrators.  If the two arbitrators so appointed cannot agree on a third arbitrator within ten (10) days, either party may apply to any judge of a court of competent jurisdiction, for the appointment of a third arbitrator.  The single arbitrator or the board of arbitrators appointed as aforesaid shall have all the powers and duties prescribed for arbitrators by the provisions of the Arbitration Act or similar legislation in force from time to time in the province in which the Building is located.  The single arbitrator or the board of arbitrators shall fix the Annual Base Rent based upon fair rental value to the Tenant at the commencement of the Rent Adjustment Period of the Premises with all Alterations then existing determined, inter alia, on the basis that such Alterations are required by the Tenant for the whole of that Rent Adjustment Period.  The Annual Base Rent for the Rent Adjustment Period shall be either:

(a)	the Annual Base Rent determined by arbitration; or
(b)	the Annual Base Rent at the rate payable for the last month immediately preceding the period for which the rent is being determined,

whichever is the greater.

If the Landlord and the Tenant are unable to agree upon the Annual Base Rent and if such Annual Base Rent shall be referred to arbitration, the Tenant shall pay all costs of the arbitrator or arbitrators, including their fees and the reasonable legal fees of the Landlord.

If at the commencement of any Rent Adjustment Period the Annual Base Rent has not been agreed or determined the Tenant shall pay the new Annual Base Rent requested by the Landlord which amount will be retroactively adjusted when the Annual Base Rent is agreed or determined

6.OPERATING EXPENSES AND TAXES

6.1Estimate of Operating Expenses

Prior to the commencement of each year during the Term or as soon thereafter as the Landlord can reasonably do so, the Landlord will furnish to the Tenant an estimate of the Operating Expenses for that year.  The Tenant covenants and agrees to pay to the Landlord on the first day of each month of each year during the Term the amount calculated by the Landlord to be one‑twelfth (1/12) of the Tenant's Percentage Share of such Operating Expenses for that year.

If the Landlord does not give the Tenant notice of the Tenant's monthly payment of the Tenant's Percentage Share of such Operating Expenses before the commencement of any year, the Tenant shall continue to make payments in an amount equal to the estimated monthly payments for the preceding year and a retroactive adjustment will be made as may be appropriate, promptly following delivery of the Landlord's estimate for the then current year and the provisions of the second paragraph of subarticle 6.2 shall apply, mutatis mutandis.  Until the Landlord gives the first notice to the Tenant of the Landlord's estimate of the Tenant's Percentage Share of Operating Expenses in the year in which the Term commences, the Tenant will pay to the Landlord as monthly instalments on account thereof the amount determined by applying the estimate stated in subarticle 1.1(q).

6.2Adjustment of Operating Expenses

Statements of the Tenant's Percentage Share of Operating Expenses for each year shall be given to the Tenant within a reasonable period of time after the end of each year.

If the Tenant's Percentage Share of any Operating Expenses as shown on such statement is greater than the total amounts actually paid by the Tenant on account thereof, then within fifteen (15) days after delivery of such statement, the Tenant shall pay the difference to the Landlord.  If the Tenant's Percentage Share of any Operating Expenses as shown on such statement is less than the total amounts actually paid by the Tenant on account thereof, then the Landlord will either, at its election, repay the excess to the Tenant or issue a credit note to the Tenant in which event, notwithstanding anything to the contrary herein contained, the Tenant shall receive credit for such amount against the next payment of Rent owing by the Tenant to the Landlord hereunder, provided it is not the end of the Term, in which case the Landlord will repay the excess directly to the Tenant.

If this Lease commences on a day other than the first or ends of any day other than the last day of a year, the Tenant's Percentage Share of Operating Expenses with respect to the year in which the Lease commences or ends shall be prorated on the basis of a 365 day year.

6.3Operating Expenses

For the purposes hereof, "Operating Expenses" means all costs, charges and expenses incurred by the Landlord by reason of or in connection with the Landlord's ownership, management, operation, repair and maintenance of the Building including, without limitation:

(a)	wages, salaries and other compensation benefits, as well as any adjustment thereto, for employees, independent contractors and agents of the Landlord;
(b)

costs of service to and maintenance, inspection and repair of roofs, appurtenances, membranes, caulking, waterproofing, painting, landscaping, elevator, escalator, plumbing and electrical systems, automated control systems, security systems, mechanical equipment; the costs of purchasing or renting materials, supplies, mechanical equipment, tools and signs; the cost of janitorial, window cleaning, rubbish removal, snow removal and pest control services; and the cost of employee uniforms and the laundering and repair thereof;

(c)

insurance premiums and other charges for insurance including, without limitation, reserves established by the Landlord for deductible amounts and losses in excess of insurance coverage, in each case, but without limitation, for all risk, earthquake, public liability, third party liability coverage, property damage (including plate glass, boiler, pressure vessel and mechanical equipment), workers' compensation insurance, loss of rental income and such other insurance coverage in such amounts as the Landlord and any mortgagee of the Lands, in their sole discretion, shall elect to maintain;

(d)	the cost of electricity, water, gas, steam, sewer, telephone and other utility services not otherwise charged to tenants;
(e)	Goods and Services Tax, Social Services Taxes, Use and Excise Taxes on goods and services purchased by the Landlord;
(f)	license, permit and inspection fees;
(g)	the cost of professional and consulting services;
(h)	the costs, whether incurred before or during the Term, of any capital improvements, equipment or devices including cost of extended warranties, if any, installed or paid for by the Landlord in order
(i)	to conform with any change in laws, rules or requirements of any governmental or quasi-governmental authority having jurisdiction or of the board of fire underwriters or similar insurance body, or
(ii)	to effect a labour saving, energy saving or other economy, or

(iii)	to improve security

amortised over the useful life of such capital improvement, equipment or device (as determined by the Landlord), plus interest on the unamortised balance at the Prime Rate or such higher rate as may have been paid by the Landlord from time to time on borrowed funds;

(i)

the cost of exterior window draperies and coverings, carpeting and wallcoverings in the Common areas, and other furnishings in Common Areas, which, as a result of normal use, require periodic replacement.  The full costs of such replacement will be included in the year they are incurred if less than 35% of such draperies, window coverings, carpeting or furnishings are replaced in that year; and if 35% or more of such draperies, window coverings, carpeting or furnishings are replaced in any year, whether before or during the Term, then there shall be included the cost thereof amortised over the useful life of such improvements (as determined by Landlord) plus interest on the unamortised balance at the Prime Rate or such higher rate as may have been paid by the Landlord from time to time on borrowed funds;

(j)

depreciation or amortisation of the costs of materials, tools, supplies and equipment acquired either before or during the Term and which either require periodic replacement or which enable the Landlord to supply services which the Landlord might otherwise contract for with a third party;

(k)

the cost of any work, the cost of which is chargeable to capital account, to repair, replace or renovate any part of the Building, whether before or during the Term, amortised over the useful life of such work (as determined by the Landlord), as well as interest on the unamortised balance at Prime Rate or such higher rate as may have been paid by the Landlord from time to time on borrowed funds;

(l)

the costs (including, without limitation, legal fees, appraiser's fees and Landlord's administration and overhead costs) incurred in contesting Taxes or in respect of the Statement referred to in subarticle 6.6 or in legal proceedings taken in order to protect or preserve the general well-being of tenants of the Building and/or their use and enjoyment of the Building and/or to enforce covenants in the leases of the Building or any parts thereof and the Premises as they affect the general well-being of tenants in the Building;

(m)

the charges and expenses of operating and maintaining the management office for the Building including, without limitation, the rental value thereof and a proportionate share of the Taxes and Operating Expenses attributed thereto in proportion to the rentable area thereof included in the calculation of the Building Rentable Area or, if such office is not in the Building, then the rental value thereof including amounts reasonably attributable thereto for real property taxes and the expenses of the building in which the same is situate;

(n)

the costs and expenses of operating and maintaining each facility intended principally for use by tenants of the Building, including, without limitation, the costs of heating, air conditioning and cleaning.  The Landlord may charge a fee for use of the facility which will be credited to Operating Expenses;

(o)	in each year, a pro rate portion of any prepaid expenses as determined by the Landlord; and
(p)	an amount equal to fifteen percent (15%) of the preceding costs under this subarticle 6.3 as management charges payable to the Landlord;

but excluding:

(q)

any amount for depreciation, interest (except as otherwise provided above), capital retirement of debt or Landlord's costs of leasing parts of the Building, including the Premises whether by way of tenant inducements or otherwise; and

(r)	any amounts (except services fees) charged to tenants in the Building, including the Tenant, under subarticle 6.7 hereof or corresponding articles in their leases;

and deducting:

(s)	Operating Expenses which are recovered from insurance proceeds, to the extent that such recovery represents disbursements for costs previously included in Operating Expenses during the Term; and
(t)

the costs of collecting parking revenue which are specifically parking management fees, wages, benefits, and the cost of accounting, tickets, cards, validation, supplies, uniforms, cashiers' equipment, parking control equipment and equipment maintenance.

6.4Normalization

If in any year Operating Expenses are reduced because the Building is not fully occupied, Operating Expenses, both estimated and actual shall be adjusted, for the purpose of calculations under this Article, by adding amounts and items of expenses which would normally have been incurred if the Building had been fully occupied during the whole of such year and deducting any abnormal start-up costs, all as estimated by the Landlord.

6.5Tenant's Percentage Share

Where used herein the phrase "Tenant's Percentage Share" means that fraction which has as its numerator the Premises Rentable Area and as its denominator the Building Rentable Area, except that the "Tenant's Percentage Share" with respect to any expense allocated by the Landlord, acting reasonably, to a part of the Building which includes the Premises or a part of the Premises shall be that fraction:

(a)	which has as its denominator the rentable area of that part of the Building so designated by the Landlord; and
(b)

which has as its numerator the rentable area of the Premises or the part thereof within the part of the Building so designated; and for the purposes of determining that fraction the rentable area of such part of the Building or of such part of the Premises shall be calculated by the Landlord in a manner consistent with the method then used to determine the Premises Rentable Area and the Building Rentable Area.

6.6Statement of Operating Expenses and Taxes

The annual determination and statement of Operating Expenses and Taxes (the "Statement") shall be made by or verified by an accounting or auditing officer of the Landlord or an auditing company designated by the Landlord.  Within three (3) months after receipt of the Statement the Tenant shall be entitled, upon five (5) days' prior written notice and during normal business hours at the Landlord's office or such other place as the Landlord shall designate, to inspect and examine the books and records of the Landlord relating to the determination of Operating Expenses and Taxes for the immediately preceding year.  If, after inspection and examination of such books and records, the Tenant disputes the amounts of Operating Expenses or Taxes charged by the Landlord, the Tenant may, by written notice to the Landlord, request an independent audit of such books and records.  The independent audit of the books and records shall be conducted by a Chartered Accountant or firm of Chartered Accountants (the "CA") appointed by the Landlord.  The audit shall be limited to the determination as to whether  the amount of Operating Expenses or Taxes billed to the Tenant was incorrect, and, if such amount is determined to be incorrect, the appropriate party shall pay to the other party the deficiency or overpayment resulting from such determination, as applicable.  The result of the audit shall be binding upon the parties hereto.  The fees and expenses paid by the Landlord to the CA shall be repaid to the Landlord by the Tenant unless the audit shows that the Landlord overstated Operating Expenses for the subject year by more than three percent (3%).  The Tenant shall keep any information gained from such audit confidential and shall not disclose it to any other party.  The exercise by the Tenant of its audit rights hereunder shall not relieve the Tenant of its obligation to pay when otherwise due hereunder all sums due hereunder, including, without limitation, the disputed Operating Expenses.

6.7Special Tenant Expenses

The Tenant shall pay the Landlord upon demand the charges established by the Landlord from time to time for all supplementary services and utilities provided by the Landlord or its agents to the Tenant ("Special Tenant Expenses").  Such supplementary services and utilities shall include, without limitation, security, maintenance, repair, janitorial, cleaning and other services provided outside Ordinary Business Hours and/or in a manner not considered by the Landlord as standard.  Where any other expense over and above normal Operating Expenses is incurred or paid by the Landlord specifically for the benefit of and at the request of the Tenant, the Tenant shall pay such expense.  The Landlord may charge and the Tenant will pay a service fee for providing such services or for incurring such expense.

6.8Estimate of Taxes

Prior to the commencement of each year during the Term or as soon thereafter as the Landlord can reasonably do so, the Landlord will furnish to the Tenant an estimate of the Taxes for that year.  The Tenant covenants and agrees to pay to the Landlord at the option of the Landlord either:

(a)

the amount calculated by the Landlord which is one‑sixth (1/6) of the Tenant's Percentage Share of Taxes for that year on the first day of each month of the first six (6) months of each calendar year during the Term; or

(b)

the amount estimated by the Landlord to be the Tenant's Percentage Share of any Taxes or instalment of Taxes payable by the Landlord in which event such amount shall be paid by the Tenant to the Landlord seven (7) days in advance of the due date for payment by the Landlord of such Taxes or instalment of Taxes.

If the Landlord does not give the Tenant notice of the Tenant's monthly payment of the Tenant's Percentage Share of such Taxes before the commencement of any year, the Tenant shall continue to make payments in an amount equal to the estimated monthly payments for the preceding year and a retroactive adjustment will be made promptly following delivery of the Landlord's estimate for the then current year and the provisions of the second paragraph of subarticle 6.9 shall apply, mutatis mutandis. Until the Landlord gives the first notice to the Tenant of the Landlord's estimate of the Tenant's Percentage Share of Taxes in the year in which the Term commences, the Tenant will pay to the Landlord as monthly instalments on account thereof the amount determined by applying the estimate stated in subarticle 1.1(r).

6.9Adjustment of Taxes

Statements of the Tenant's Percentage Share of Taxes for each year shall be given to the Tenant within a reasonable period of time after the end of each year.

If the Tenant's Percentage Share of any Taxes as shown on such statement is greater than the total amounts actually paid by the Tenant on account thereof, then within fifteen (15) days after delivery of such statement, the Tenant shall pay the difference to the Landlord.  If the Tenant's Percentage Share of any Taxes as shown on such statement is less than the total amounts actually paid by the Tenant on account thereof, then the Landlord will either, at its election, repay the excess to the Tenant or issue a credit notice to the Tenant in which event, notwithstanding anything to the contrary herein contained, the Tenant shall receive credit for such amount against the next payment of Rent owing by the Tenant to the Landlord hereunder, provided it is not the end of the Term, in which case, the Landlord will repay the excess directly to the Tenant.

If this Lease commences on a day other than the first day or ends of any day other than the last day of a year, the Tenant's Percentage Share of Taxes with respect to the year in which the Lease commences or ends shall be prorated on the basis of a 365 day year.  Taxes for any lease commencing after June 30 are due in their entirety fifteen (15) days after the Commencement Date.

6.10Taxes

In this Lease "Taxes" means all taxes, assessments and charges levied upon or with respect to the Building or any part thereof or any personal property of the Landlord used therefor, or upon the Landlord on account thereof, including, without limitation, all real property taxes and general and special assessments, charges, fees, levies or assessments for transit, housing, schools, police, fire or other governmental services or for purported benefits to the Building; local improvement taxes service payments in lieu of taxes; and capital taxes and special taxes, which may now or hereafter be levied or assessed against the Landlord by the Government of Canada, the Provincial Government, or any political subdivision, public corporation, district or other political or public entity, and any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to (in whole or in part) any other property taxes or local improvement tax, whether or not now customary or in the contemplation of the parties on the date of this Lease; but excluding Tenant's Taxes, Goods and Services Tax and like amounts with respect to other tenants in the Building.

6.11Tax Appeals

The Landlord may contest any Taxes and appeal any assessments with respect thereto; withdraw any such contest or appeal; and agree with the taxing authorities on any settlement or compromise with respect to Taxes.  The Tenant will co-operate with the Landlord in respect of any such contest or appeal and will provide the Landlord with all relevant information, documents and consents required by the Landlord in connection with any such contest or appeal.  The Tenant will not contest any Taxes or appeal any assessments related thereto without the Landlord's prior written consent and will then do so only in accordance with such conditions as the Landlord may impose.

6.12Tenant's Taxes

The Tenant shall promptly pay as they become due Tenant's Taxes.  In this Lease "Tenant's Taxes" means all taxes, license and permit fees, rates, duties and assessments and penalties and interest thereon or relating thereto imposed or levied by lawful authority during or after the Term and relating to or in respect of the business of the Tenant or relating to or in respect of its personal property or business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions owned or installed by or for the Tenant or relating to or in respect of Alterations whether any such taxes are by law payable by the Tenant or by the Landlord and whether such taxes are included by the taxing authority in Taxes, licenses, rates, duties and assessments imposed or levied on or with respect to the Premises or the Building.  The Tenant further covenants and agrees that upon written request of the Landlord, the Tenant will promptly deliver to it for inspection receipts for payment of all of the Tenant's Taxes which were due and payable up to one (1) month prior to such request, and in any event will furnish to the Landlord before the 21st day of January in each year if requested by the Landlord, evidence satisfactory to the Landlord of payment of all Tenant's Taxes for the preceding year.

6.13Reimburse Landlord

If the Landlord is required by lawful authority or considers it desirable to pay the Tenant's Taxes which the Tenant fails or neglects to pay the Tenant shall pay the amount thereof to the Landlord forthwith after written request therefor.

6.14Goods and Services Tax

"Goods and Services Tax" (GST) shall mean the tax proposed to be levied and contained in Part IX to the Excise Tax Act (Canada) and in consequential amendments to other federal statutes, as amended from time to time and any other taxes, fees, levies, charges, assessments, duties and excises (whether characterized as sales tax, purchase tax, value-added tax, goods and services tax or any other form) which are imposed on the Landlord or which the Landlord is liable to pay, and which are levied, rated or assessed by any governmental authority whatsoever on the act of entering into this Lease or otherwise on account of this Lease, or on the use of occupancy of the Premises or any portion thereof, or on the Rent or any portion thereof, or in connection with the business of renting the Premises or any portion thereof, but excluding Taxes and income tax under Part 1 of the Income Tax Act of Canada as at the date of this Lease;

7.SECURITY DEPOSIT

The Tenant has deposited with the Landlord the Security Deposit specified in subarticle 1.1(m).  The Security Deposit shall be held by the Landlord as security for the faithful performance by the Tenant of all of the provisions of this Lease to be performed or observed by the Tenant.  If the Tenant fails to pay Rent or otherwise defaults with respect to any provision of this Lease, the Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any Rent in default, or for the payment of any other expense which the Landlord may incur by reason of the Tenant's default, or to compensate the Landlord for any loss or damage which the Landlord may suffer thereby. If the Landlord so uses or applies all or any portion of the Security Deposit, the Tenant shall within ten (10) days after demand therefor deposit cash with the Landlord in an amount sufficient to restore the Security Deposit to the full amount thereof.  The Landlord shall not be required to keep the Security Deposit separate from its general accounts.  If the Tenant performs all of the Tenant's obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by the Landlord, shall be returned, without payment of interest or other increment for its use, to the Tenant at the expiration of the Term, and after the Tenant has vacated the Premises.  No trust relationship is created herein between the Landlord and the Tenant with respect to the Security Deposit.

Notwithstanding anything to the contrary, the Tenant provides herein a deposit in the amount of $24,770.66 to the Landlord as the Security Deposit (the “Security Deposit”). $12,281.77 of the Security Deposit will be applied to first month’s Rent with the balance in the amount of $12,488.88 to be held without interest until the end of Term for the fulfilment by the Tenant of all its obligations hereunder.

8.USE

8.1General

The Premises shall be used only for the purposes specified in subarticle 1.1(n).  Notwithstanding anything to the contrary contained in this Lease; the Tenant shall not::

(a)

permit the use by other tenants in the Building of equipment placed or installed in the Premises or placed or installed elsewhere in the Building on behalf of the Tenant, and the Tenant shall not use or permit the use of such equipment to provide technological, computer, telecommunication or other services to tenants in the Building except in each case with the prior written consent of the Landlord and on such terms and conditions and for such period as the Landlord may specify in each such consent; or

(b)	use or permit the use of the Premises or any part thereof as a personnel office or labour hiring hall for business conducted outside the Premises.

8.2No Nuisance or Waste

The Tenant shall not do or permit anything to be done in or about the Premises or the Building which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or any adjacent property or injure or annoy them; and shall not use or allow the Premises to be used for any improper, immoral or objectionable purpose; not shall the Tenant cause, maintain or permit any nuisance in, on, or about the Premises or keep therein any dangerous substance; nor shall the Tenant use an apparatus, machinery or device in or about the Premises which shall cause any substantial noise or vibration; nor shall the Tenant overload the floor of the Premises.  If any of the Tenant's office machines and equipment should disturb any other tenant in the Building, then the Tenant shall provide adequate insulation, or take such other action as may be necessary to eliminate the disturbance.  The Tenant shall not commit or suffer the commission of waste in, on, or about the Premises.

8.3No Illegal Use

The Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated.  The Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the rate of fire insurance upon the Building or any of its contents, and the Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations and requirements now in force or which may hereafter be in force, and with the requirements of the Landlord's insurers and any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises, excluding structural changes not related to or affected by the Tenant's alterations or improvements.  The judgment of any court of competent jurisdiction or the admission of the Tenant in an action against the Tenant, whether the Landlord be a party thereto or not, that Tenant has so violated any law, statute, ordinance, or governmental rule, regulation or requirement, shall be conclusive of such violation as between Landlord and Tenant.

8.4Alterations to the Building

If changes or alterations are made by the Landlord to any portion of the Building (including without limitation the Common Areas) other than the Premises, and which do not materially impair the Premises, the Landlord shall not thereby be subject to any liability nor shall the Tenant be entitled to any compensation or any diminution or abatement of Rent; and such changes or alterations shall not be deemed to be a constructive or actual eviction or a breach of the Landlord's covenant of quiet enjoyment.

8.5Tidiness

The Tenant shall keep the Premises in good and tidy condition at all times consistent with the condition of a first class office building; and shall provide proper and sufficient receptacles for waste; and shall leave the Premises each day in a condition which reasonably facilitates the performance of cleaning and janitorial services as herein provided.

8.6Change of Name

The Tenant shall immediately notify the Landlord of any change of the name of the Tenant and pay all expenses incurred by the Landlord for changes of any Building directory and other consequential changes.

8.7Rules and Regulations

The Tenant shall observe and shall cause its employees, servants, invitees, licensees, agents and all others over whom the Tenant exercises control to observe faithfully and comply strictly with the rules and regulations attached hereto as Exhibit "B" and made part of this Lease and such other and further reasonable rules and regulations and any amendments thereto as the Landlord may from time to time adopt for the Building as a whole.  Written notice of any additional rules and regulations shall be given to the Tenant.  Such rules and regulations may differentiate between different types of businesses in the Building.  Nothing in this Lease contained shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations against any other tenant of the Building or to enforce the terms, covenants or conditions in any other lease and the Landlord shall not be liable to the Tenant for violation of the same by the other tenant, its servants, employees, agents, visitors or licensees.

The rules and regulations in Schedule "B" hereto have been adopted for the purpose of ensuring order and safety in the Building and to maintain the rights of tenants and the Landlord.  The Landlord reserves the right to make such other reasonable rules and regulations as in its judgment from time to time be needed and to modify, supplement and rescind any of these rules and regulations.  The Landlord may waive any one or more of these rules and regulations for the benefit of any particular tenant or tenants, but no such waiver by the Landlord shall be construed as a waiver of such rules and regulations in favour of any other tenant or tenants, nor prevent the Landlord from thereafter enforcing any such rules and regulations against any or all of the tenants of the Building.  The Landlord shall not be responsible to the Tenant or to any other person for the non-observance or violation of these rules and regulations by any other tenant or other person.  The Tenant agrees to abide by all such rules and regulations.  The Tenant shall be liable for injury or damage caused by the infraction of any of these rules by it, its employees, agents or invitees, and the Landlord may repair such damage, charging the cost of the same to such tenant, which amount shall be added to Rent due for the ensuing month.  These rules and regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

9.SERVICES AND UTILITIES

9.1General

So long as the Tenant is not in default in the performance of its obligations under this Lease:

(a)

the Landlord shall operate or cause to be operated in season the heating, ventilating and air-conditioning systems of the Building ("HVAC Systems") during Ordinary Business Hours (as determined by the Rules and Regulations) by providing air or water or both at such temperatures and in such quantities as the Landlord determines as being reasonably required for the comfortable occupancy of the Building.  If the Premises are situate on a floor of the Building which is at or below ground level, the Tenant agrees to install at its own expense such supplementary equipment as may be necessary to make use of such water or air or both and to maintain and operate such equipment so as to maintain a reasonable temperature in the Premises.

Any heating, ventilating and air-conditioning ("HVAC") provided by the Landlord to the Tenant other than during Ordinary Business Hours shall be furnished only upon the written request of the Tenant made in accordance with the Rules and Regulations and shall be provided at the Tenant's sold cost and expense which shall be charged by the Landlord and paid by the Tenant at an amount equal to the Landlord's cost of supplying HVAC to the Premises as estimated by the Landlord plus 15%.  Should other tenants in the same HVAC zone of the Building also request HVAC during such period then the Tenant's share of the charge for such HVAC shall be apportioned pro rata by the Landlord in relation to rentable area and time of use.  The Tenant shall also be responsible for and shall pay to the Landlord any additional costs estimated by the Landlord (including without limitation the cost of installation of additional HVAC equipment or of altering the HVAC System) incurred by the Landlord because of the failure of the HVAC System to perform its function due to Alterations or due to the use of any heat generating machinery or equipment or due to the occupancy of the Premises or the part thereof on any floor of the Building exceeding one (1) person per one hundred twenty-five (125) square feet of the Premises Rentable Area or of the rentable area of the part of the Premises on that floor or due to the failure of the Tenant to keep all HVAC vents within the Premises free of obstruction;

(b)

the Landlord shall provide warm and cold water in the washrooms on each floor; and shall at its option from time to time either provide electric current to the Premises or make arrangements with public utilities and/or public agencies to furnish electric current to the Premises in amounts sufficient for normal building standard fluorescent lighting and for normal use of typewriters and other office machines of similar low electrical consumption.  The Landlord cannot guarantee that there will not be voltage fluctuations and the Tenant is responsible for the installation of clear line circuits, surge protectors and any other devices necessary to protect or operate its equipment.  The Tenant shall not install any piece of equipment (including without limitation any electronic data processing equipment, independent air-conditioning units or special communications equipment) which (singly) consumes more than one and a half (1‑1/2) kilowatts of electricity per hour at rated capacity or which requires a voltage greater than 120 volts per single phase (such equipment being herein called "High Consumption Equipment") without in each case the Landlord's prior written consent.  The Landlord may provide electric current for High Consumption Equipment, installed with such consent, up to the rated capacity of such equipment or may make the aforesaid arrangements to have such electric current provided.  The Tenant shall advise the Landlord prior to the execution of this Lease and thereafter from time to time within five (5) days after receipt of the written request of the Landlord, of the nature and quantity of all lights, equipment and machines using electricity in the Premises and shall permit the Landlord or its authorized agent to make periodic inspections of all equipment using electricity within the Premises.  Should the Landlord supply electric current or any other utility used or consumed on the Premises, the Tenant shall pay the Landlord for the same at rates determined by the Landlord not in excess of the public utility rates for the supply of the same electric current or other utility in the same quantity and with the same load limits as if supplied only to the Tenant at the Premises notwithstanding that electric current or such other utility may be purchased by the Landlord on some other basis, whether in bulk or otherwise.

The Landlord shall be entitled to estimate the consumption of electric current or other utility on the Premises.

The Landlord shall also have the right to install one or more meters in the Premises to measure the amount of electric current or other utility consumed on the Premises.  The cost of such meters and of special conduits, wiring and panels needed in connection therewith and the cost of installation, maintenance and repair thereof and of periodic readings thereof shall be paid by the Tenant.

The Tenant covenants and agrees that at all times its use of electric current and other utilities in the Premises will not exceed the capacity of the electrical wiring or other ducts or facilities by which electricity or any other utility is provided to the Premises.

(c)

the Landlord shall operate, maintain, clean, light, heat, ventilate and air-condition the Common Areas used for access to the Premises and other leasable parts of the Building and provide such security as may be reasonably necessary.  The Landlord shall not be liable to the Tenant for losses due to theft or burglary, or for damages done by unauthorized persons in the Building.  The Landlord shall provide elevator service in the Building on a twenty-four (24) hours per day, seven (7) days per week basis but use thereof may be limited to authorized access and may be at reduced frequency after Ordinary Business Hours.

(d)

the Landlord shall provide janitorial service following Ordinary Business Hours on each weekday, exclusive of holidays, subject to access being granted to the person or persons employed or retained by the Landlord to perform such work.  The Landlord shall not be required to provide janitorial services for portions of the Premises used for preparing or consuming food or beverages, or for washrooms (other than standard washrooms) but may do so at its option and in that event any special cost incurred by the Landlord shall be paid by the Tenant under subarticle 6.7; and

(e)

the Landlord shall have the exclusive right to replace lamps, tubes and ballasts in the lighting system in the Premises, on either an individual or a group basis.  If the Landlord waives that right in whole or in part with respect to special light fixtures or lamps or tubes, such special light fixtures, bulbs or tubes shall be maintained by the Tenant at the Tenant's expense.

"Common Areas" means those areas, facilities, utilities, improvements, equipment and installations in or adjacent to the Building which serve or are for the benefit of tenants of any part of the Building and which are not intended from time to time by the Landlord to be leased, and which are provided or designated (and which may be changed from time to time) by the Landlord for the benefit or use of such tenants, their employees, customers and invitees, in common with others entitled to the use or benefit of such areas, facilities, utilities, improvements, equipment and installations.  Without limiting the generality of the foregoing, Common Areas includes truck docks, receiving areas and loading docks; service corridors; elevators, escalators and stairways; electrical, telephone, meter, valve, mechanical, storage and janitor rooms; music, fire prevention, security and communication systems and other Building Systems; general signs; columns, structural elements and bearing walls; sidewalks, ramps, laneways and other means of ingress to and egress from the Building or any part thereof; pipes, electrical, plumbing, drainage, refuse removal and mechanical installations and services; and structures housing any of the foregoing.

9.2Interruption of Access, Use or Services

The Landlord shall not be liable for any interruption of access to the Premises or of the beneficial use of the Premises or of any services or utilities when such interruption is caused by natural occurrences, riots, civil disturbances, insurrection, war, court orders, public enemy, accidents, breakage, repairs, electrical voltage fluctuations, strikes, lockouts, other labour disputes, the making of inspections, repairs, alterations, renovations or improvements to the Premises or the Building, the inability to obtain an adequate supply of fuel, gas, steam, water, electricity, labour or other supplies or if required by insurers or if caused by any other condition beyond the Landlord's reasonable control, or by delays in the performance of any work for which the Landlord is responsible under this Lease, and the Tenant shall not be entitled to any damages resulting from such failure, nor shall failure relieve the Tenant from its obligation to pay all sums due hereunder or constitute or be construed as a constructive or other eviction of the Tenant.  If any governmental entity promulgates or revises any statute or ordinance or building, fire or other code, or imposes mandatory or voluntary controls or guidelines on the Landlord or the Building or any part thereof, relating to the use or conservation of energy, water, gas, steam, light or electricity or the provision of any other utility or service provided with respect to the Premises, or if the Landlord is required or elects to make alterations to the Building in order to comply therewith, the Landlord may do so; and neither such compliance nor the making of such alterations shall in any event entitle the Tenant to any damages, relieve the Tenant of the obligation to pay any of the sums due hereunder, or constitute or be construed as a constructive or other eviction of the Tenant; and the Landlord shall not be in breach of its covenant for quiet enjoyment or liable for any loss, costs or damages, whether direct or indirect, incurred by the Tenant due to any of the foregoing, but the Landlord shall make reasonable efforts to restore the services, utilities or systems so stopped, interrupted or reduced.  The Landlord shall not be liable for damages, direct, indirect or consequential or for damages for personal discomfort, illness or inconvenience of the Tenant or the Tenant's servants, employees, invitees or other persons by reason of the failure of the Building Systems or any of them including without limitation the elevators and HVAC Systems or by reason of reasonable delays in the performance of the obligations of the Landlord hereunder whether or not such equipment failure or delays are caused by the deliberate act or omission or the negligence of the Landlord, its servants, agents or employees.

10.REPAIRS AND ALTERATIONS

10.1Alterations

In this Lease "Alterations" means any construction in, alteration of, replacement in, installation in, removal from or decoration of the Premises and any fixtures, including tenant fixtures, in the Building including without limitation the Premises and the Common Areas, whether made by or on behalf of the Tenant during the Term or made by or on behalf of the Tenant or any previous tenant of the Premises or any part thereof prior to the Term and without limiting the generality of the foregoing, includes all improvements existing at the Commencement Date or at any time thereafter built by anyone in the Premises, including, without limitation, all walls and partitions which are not load-bearing, the interior decorated or finished surfaces of all perimeter and load-bearing walls and floor slabs, all non-standard ceilings and ceiling light fixtures, all interior windows, all entrance doors, all mechanical and electrical conduits, wiring, fixtures and equipment, all floor tile, carpeting and wall covering and all other fixtures of all kinds but excluding Building Systems.

The Tenant shall not make or cause to be made any Alterations without in each case the prior written consent of the Landlord which, in the case of Alterations in, on or to the Premises, shall not be unreasonably withheld.  Without limiting the generality of the foregoing, the Tenant agrees that the Tenant will not alter or mark the exterior walls or doors of the Premises or the finishing of the lobby on any multi-tenant floor of the Building upon which the Premises or any part thereof are situate.

When applying for any such consent, the Tenant shall submit to the Landlord details of the proposed work including drawings and specifications prepared by qualified architects or engineers conforming to good engineering practice, and in compliance with any tenant construction guidelines from time to time established for the Building by the Landlord.  Subsequent to obtaining the Landlord's consent and prior to commencement of any Alterations, the Tenant shall deliver to the Landlord the building permit covering the Alterations and a copy of the executed construction contract.

The Tenant shall pay to the Landlord upon demand a reasonable fee to compensate the Landlord for the cost of review and approval of the plans and specifications including any fees charged by an architect or engineer employed by the Landlord for such review and for additional administrative costs incurred in monitoring the Alterations.

If the Landlord consents to any Alteration, such Alteration shall be made by the Tenant at the Tenant's sole cost and expense and any other work which the Landlord considers necessary, acting reasonably, as a result thereof shall be done either by the Landlord or by the Tenant, as the Landlord may determine, but in any event at the Tenant's sole cost and expense.

Any contractor or person selected by the Tenant to make any Alterations must first be approved in writing by the Landlord.  The Landlord reserves the right, either by itself or by its contractors, to make any Alterations affecting the Building Systems which is required by reason of any Alterations requested by the Tenant.  The Tenant shall provide, at its expense, such completion, performance and/or payment bonds as the Landlord considers necessary with respect to Alterations.  The Tenant shall also require its contractor to maintain insurance in amounts and in such form as the Landlord may require.

Any and all Alterations, maintenance and repair undertaken by the Tenant in connection with the Premises shall be completed in accordance with plans and specifications approved by the Landlord, shall be carried out in a good, workmanlike and prompt manner and at such times and in such manner as the Landlord may approve and in accordance with the Rules and Regulations and the Tenant shall comply with all applicable statutes, laws, ordinances, regulations, rules, orders and requirements of authorities having jurisdiction thereof, and shall be subject to supervision by the Landlord or its employees, agents or contractors.

Without the Landlord's prior written consent the Tenant shall not use any portion of the Common Areas in connection with the making of any Alterations except for access and deliveries.   All Alterations and all such access and deliveries shall be in accordance with any guidelines established therefor by the Landlord from time to time.

The Landlord may elect to construct the Alterations desired by the Tenant.  If the Landlord so elects, the Tenant shall reimburse the Landlord for any and all reasonable costs therefor (including, without limitation, the costs of design, labour, materials, equipment and the Landlord's cost of review, approval and supervision of the construction of the Alterations by the Landlord or by consultants on behalf of the Landlord) within ten (10) days after receipt of the Landlord's invoice.  Failure of the Tenant to pay the invoiced costs within such ten (10) day period shall constitute a default under the terms of this Lease in like manner to failure to pay Rent when due.  In the event of any such failure of the Tenant to pay such costs when due, the Landlord shall thereby be entitled without cost, obligation or liability of any kind or in any amount whatsoever, to discontinue the construction of any Alterations.

If the Alterations which the Tenant causes to be constructed result in the Landlord being required to make any changes in or to other portions of the Building in order to comply with any applicable statutes, laws, ordinances, regulations, rules, orders or requirements, including without limitation, ordinances intended to provide full access to handicapped persons, the Tenant shall reimburse the Landlord upon demand for all costs and expenses incurred by the Landlord in making such changes.

The Tenant shall not cause or permit any Alterations to be made under the terms of a conditional sale or similar contract; and shall not permit any notice of a conditional sale or like contract to be filed affecting the title to the Building.  At the end of the Term the Tenant will, except as the Landlord may otherwise agree, restore the Premises and the light fixtures and other facilities and equipment therein to the Building standard if and to the extent that the Tenant has substituted alternate fixtures and equipment prior to the commencement of the Term or during the Term.

If any Alteration consists of ceilings or floor coverings which restrict access to utility lines or Building Systems, the Tenant specifically acknowledges and agrees that the Landlord shall be entitled to cut through the same whenever and so often as the Landlord or any persons authorized by the Landlord require access through such ceilings or floor coverings to those utility lines or Building Systems; and the Tenant shall be solely responsible for the restoration and shall promptly restore such ceilings and floor coverings.

10.2Notice of Alterations

The Tenant shall give the Landlord at least fifteen (15) days' prior written notice of commencement of any Alteration in order to enable the Landlord to post and record notices for the purpose of preventing any lien attaching to the Premises, the Building or the Lands or any part thereof.

10.3Labour Relations

If, in the opinion of the Landlord, the making of any Alteration interferes with or adversely affects labour relations in or affecting the Building or the Landlord or any occupant of the Building, all such work shall be halted immediately by the Tenant until such time as Alterations can proceed without any such interference.

10.4Indemnity

The Tenant shall indemnify the Landlord against any and all loss, cost, damage, injury and expense arising out of or in any way related to claims for work done or labour performed, or materials or supplies furnished, to or at the request of the Tenant in connection with performance of any work done for the account of the Tenant in the Premises or the Common Areas or both, whether or not the Tenant obtained the Landlord's permission to have such work done, labour performed, or materials or supplies furnished.

10.5No Liens

The Tenant shall not suffer or permit any builder's lien to be filed against or attach to the Lands or the Building or any part thereof or the interest of the Landlord therein by reason of work, labour, services, or material supplied or claimed to have been supplied to or for the Tenant.  If any such lien shall at any time arise or be claimed, the Tenant shall cause the same to be discharged and to be removed from the title or titles thereto in all offices of public record within twenty (20) days after the date the Tenant first has knowledge thereof and upon failure to do so by the Tenant, then the Landlord, in addition to any right or remedy, may, at any time, and without being required to give any notice to the Tenant, discharge the same by paying the amount claimed to be due or by procuring a discharge of such liens by deposit in Court or in such manner as may be permitted by law; but the Landlord shall not be obliged to do so; and in any such event the Landlord shall be entitled, if it so elects, to expedite the prosecution of any action for the enforcement of such lien by the lien claimant and to pay the amount of the judgment, if any, in favour of the lien claimant with interest, costs and expenses.  In any such event the Tenant shall forthwith pay to and reimburse the Landlord for all monies expended, and all costs and expenses incurred by the Landlord.

The Landlord may post any notice or notices upon the Premises which the Landlord may consider necessary or desirable for the prevention of any liens or claims of lien with respect to any work, labour, services or material performed or supplied or to be performed or supplied in or about the Premises.

10.6Accidents Etc.

The Tenant shall immediately notify the Landlord of any accident, defect, deficiency or dangerous condition in any part of the Premises or the Building, which comes to the attention of the Tenant, its employees or contractors notwithstanding that the Landlord may have no obligation in respect thereof; and the Tenant shall immediately remove, make good or repair any such defect, damage, deficiency or dangerous condition or the cause of any such accident within the Premises or relating to any Alterations.

10.7Tenant Repairs

No representations, except as contained herein, have been made to the Tenant respecting the condition of the Premises.  The Tenant shall take good care of the Premises and shall make all repairs as and when the Landlord deems necessary, acting reasonably, in order to preserve the Premises in good order and in good and tenantable condition.  In addition, the Tenant shall reimburse the Landlord, upon demand, for the cost of any and all structural repairs or replacements necessitated or occasioned by the acts, omissions or gross negligence of the Tenant or any person claiming through or under the Tenant, or any of their servants, employees, contractors, agents, visitors or licensees, or by the use or occupancy of the Premises by the Tenant or any such person.  The Landlord shall not be liable for, and there shall be no abatement of Rent or other amounts payable hereunder with respect to, any injury to or interference with the Tenant's business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Premises, the Common Areas or the Building or in or to the fixtures, appurtenances or equipment therein.  The Tenant hereby waives all right to make repairs at the Landlord's expense and instead, all improvements, repairs and/or maintenance expenses incurred on the Premises shall be at the expense of the Tenant, and shall be considered as part of the consideration for leasing the Premises.  The Tenant shall save harmless and indemnify the Landlord from and against all loss, costs, expenses, damages, claims, causes of action and actions of whatsoever nature resulting from any damage or injury done to the Building or any part thereof by the Tenant or any person who may be in or upon the Building with the Tenant's consent or at the Tenant's invitation.  On the expiration or earlier termination of this Lease the Tenant shall surrender the Premises to the Landlord which, after removal of any Alterations required in accordance with the terms hereof (but only those so required) shall be in as good condition and in as good a state of repair as at the commencement of the Term, reasonable wear and tear excepted.

10.8Alterations are Landlord's Property

Provided further that any and all Alterations in, to or upon the Premises, whether placed there by the Tenant or the Landlord or a previous occupant of the Premises, shall, immediately upon such placement, become and shall thereafter remain the property of the Landlord without compensation to the Tenant.  Notwithstanding anything herein contained, the Landlord shall be under no obligation to repair, maintain, replace or insure such Alterations or anything in the nature of a leasehold improvement made or installed by or on behalf of the Tenant or a previous occupant of the Premises.

10.9Trade Fixtures Etc.

The Tenant covenants that it will not sell, dispose of or remove from the Premises any of the trade fixtures or other goods or chattels of the Tenant required for the conduct of the Tenant's business in the Premises without the consent of the Landlord, unless the Tenant is substituting new trade fixtures and such goods or chattels of equal value or is bona fide disposing of individual items which have become excess for the Tenant's purposes in the normal course of its business.  The Tenant further covenants that it will at all times have and retain full legal and beneficial ownership of such trade fixtures and such goods and chattels and will not permit them to be or become subject to any lien, mortgage, charge, encumbrance or title retention agreements except such are bona fide incurred for the purpose of financing the purchase thereof.

Except to the extent expressly agreed by the Landlord in writing, no trade fixtures, furniture or equipment shall be removed by the Tenant from the Premises either during or at the expiration or sooner termination of the Term except that (a) the Tenant if not in default hereunder, may at the end of the Term remove such of its trade fixtures, furniture and equipment; and (b) the Tenant shall at the end of the Term remove such of its trade fixtures, furniture and equipment as the Landlord shall require to be removed.  The Tenant shall, in the case of every removal either during or at the end of the Term, make good any damage caused to the Premises and the Building by the installation and removal.

10.10Landlord's Alterations

The Landlord hereby reserves the right at any time and from time to time to make changes to, additions to, and re-arrangements of the Building and to remove parts of the Building including without limitation, all improvements at any time therein, and all entrances thereto and exits therefrom, and to grant, modify and terminate easements or other rights pertaining to the use and maintenance of all or parts of the Building.  The Landlord may alter the boundaries of the Premises to the extent considered necessary by the Landlord, acting reasonably, to accommodate changes to the Building.

10.11Landlord's Repairs

Subject to the provisions of articles 16.1, 16.2 and 16.3 and, in the event of damage to the Building, only to the extent that insurance proceeds are available to the Landlord for the repair thereof, the Landlord covenants with the Tenant to keep or cause to be kept in good repair, order and condition, consistent with the standard of a prudent owner, the foundations, structural portions of the sub-floors, structural portions of the roofs, structural portions of the bearing walls, structural columns, and structural beams of the Building.

11.ACCESS TO PREMISES BY THE LANDLORD

The Landlord may enter the Premises upon providing the Tenant with reasonable notice, except in case of real or suspected emergency when no notice is needed:

(a)	to inspect the same or to inspect Building Systems, elevator systems or HVAC systems;
(b)	to exhibit the Premises to prospective purchasers, lenders or tenants;
(c)	to determine whether the Tenant is complying with all of its obligations hereunder;
(d)	to supply janitorial service and any other service to be provided by the Landlord to the Tenant hereunder or to any other tenant of the Building, and no notice is required for such services;
(e)	to post notices of non-responsibility;
(f)

to make repairs, additions or alterations required of the Landlord under the terms of this or any other lease or considered advisable by the Landlord to make repairs or additions or alterations to any other portion of the Building;

(g)	to determine the electric light, power and utility consumption by the Tenant including installation of measuring devices to the Tenant's equipment; and
(h)	to install meters;

provided, however, that the exercise of such rights shall be done promptly and so as to minimize interference to the Tenant; and the Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with the Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  The Landlord shall at all times have and may retain a key with which to unlock all of the doors in, on or about the Premises (excluding the Tenant's vaults, safes and similar areas agreed upon in writing by the Tenant and the Landlord).  The Landlord shall have the right to use reasonable means which the Landlord may deem proper to open such doors in an emergency in order to obtain entry to the Premises, and no entry upon the Premises by the Landlord under this Article11 by any of such reasonable means shall under any circumstances be construed or deemed to be a re-entry by the Landlord or to be a forcible or unlawful entry into the Premises or an eviction, actual or constructive, of the Tenant from the Premises, or any portion thereof.

12.ASSIGNMENT AND SUBLETTING

12.1Requirement for Consent

The Tenant shall not assign this Lease or sublet or part with or share possession of all or part of the Premises or confer on any person or corporation any right enjoyed by the Tenant hereunder or permit any subtenant to do so and the Tenant shall not assign this Lease or permit any subtenants to assign its sublease without the prior written consent of the Landlord which shall not be unreasonably withheld; but the Landlord may withhold its consent if the proposed transaction is of the nature described in subarticle 12.2(B) or (C) or if any consent required under any mortgage of the Lands or the Building or this Lease is not first obtained.  No assignment of this Lease shall be valid or effective prior to the giving of the Landlord's written consent thereto.

12.2Landlord's Option

Notwithstanding and without prejudice to any other provision herein, in the event that the Tenant desires to assign, sublet or part with or share possession of all or any part of the Premises, or to confer on any person or corporation any right enjoyed by the Tenant hereunder in any other manner or to transfer any estate or interest hereunder, then and so often as such event shall occur, the Tenant shall give prior written notice to the Landlord of such desire, specifying therein the proposed assignee, transferee, sublessee or occupier and shall provide to the Landlord in writing such information as to the nature of the business of the proposed assignee, transferee, sublessee or occupier and their financial responsibility and standing as the Landlord may reasonably require and the terms and conditions of the proposed instrument and shall deliver to the Landlord a counterpart of the assignment, transfer or sublease duly executed by the Tenant and the other party or parties thereto, which shall be conditional upon the Landlord's consent hereunder, and within fifteen (15) business days after the Tenant shall have delivered to the Landlord such executed counterpart and such information, the Landlord shall give written notice to the Tenant:

(a)	that the Landlord consents thereto; or
(b)	that the Landlord does not consent thereto; or
(c)

that the Landlord elects to cancel this Lease in preference to the giving of such consent.  In the event the Landlord elects to cancel this Lease as aforesaid, the Tenant shall notify the Landlord in writing within fifteen (15) days thereafter of the Tenant's intention either to refrain from such assigning, transferring, subletting or parting with or sharing possession, in which case the Landlord's election to cancel the Lease will be deemed revoked by the Landlord, or to accept the cancellation of this Lease; or

(d)

that (if the Tenant has requested the Landlord's approval of a sublease or part of the Premises, in this subarticle (c) referred to as the "Space"), that the Landlord elects to sublease the Space from the Tenant upon the terms and conditions of the proposed sublease for which the Tenant requests the Landlord's consent except that;

(i)

the rent payable under the Landlord's sublease of the Space shall be the lower of the Annual Base Rent apportioned pro rata to the rentable area of the Space or the rent payable under the proposed sublease for which the Tenant is requesting consent;

(ii)

the Landlord shall at all times under such sublease have the right and option to sublet the Space of any part thereof without obtaining the Tenant's consent or sharing any of the economic consideration received by the Landlord thereunder;

(iii)

no security deposit will be payable by the Landlord to the Tenant nor will other security require to be given by the Landlord to the Tenant for the performance of the Landlord's obligations under the sublease;

(iv)

the Landlord and its subtenants shall have the right to use in common with the Tenant all washrooms, corridors, lobbies which are within the Premises and the use of which is reasonably required for the use of the Space;

(v)	the Tenant shall have no right of set‑off or abatement or any other right to assert a default hereunder by reason of any default of the Landlord under such sublease;
(vi)

no successor to the Landlord's interest under this Lease shall be responsible for any liability or obligation of the Landlord under such sublease unless such successor is also an assignee of such sublease and then only if and to the extent that such liability and obligation runs with the land or is assumed by it, provided that in the event the Landlord elects to sublease the Space from the Tenant, the Tenant shall notify the Landlord within fifteen (15) days thereafter of the Tenant's intention either to refrain from such subletting, in which case the Landlord's election to sublet the Space will be deemed revoked by the Landlord, or to accept the Landlord's sublease of the Space.

If the Tenant elects to accept such cancellation this Lease shall thereby be terminated on the forty‑fifth (45th) day following delivery of the notice of the Tenant's election.  Should the Tenant fail to deliver such notice within the last-mentioned period of fifteen (15) days, this Lease will thereby be terminated upon the forty-fifth (45th) day immediately following the expiration of the last-mentioned fifteen (15) day period and the Tenant will deliver up vacant possession of the Premises on such date of termination.

If the Landlord does not give such written notice to the Tenant, the Landlord will be deemed to have given written notice that it does not consent to the proposed assignment, transfer or sublease or parting with or sharing of possession or other proposed transaction referred to in this subarticle 12.2.

No such assignment, transfer, subletting or parting with or sharing of possession or other transaction referred to in this subarticle 12.2 shall:

(A)	in any manner release the Tenant from its obligations for the payment of Rent and the observance and performance of the covenants, terms and conditions herein provided;
(B)

be made to any person, firm, partnership, or corporation carrying on any business which the Landlord is obliged to restrict by reason of any other Lease or contract relating to the Building or the Lands and Premises; or

(C)	be made to any person, firm, partnership or corporation which has carried on or is carrying on negotiations with the Landlord or its agents with respect to the leasing of premises in the Building.

12.3Assumption by Assignee

Except upon any deemed assignment under subarticle 12.4, the Tenant shall deliver to the Landlord an instrument duly executed by the assignee, in form and substance satisfactory to the Landlord wherein the assignee shall assume the Tenant's obligations for the payment of Rent and for the full and faithful observance and performance of the covenants, terms and conditions to be observed and performed by the Tenant hereunder.

12.4Change of Control is Deemed Assignment

Any transfer, creation, issuance, sale, assignment, bequest, inheritance, trust or other disposition or dealing with the shares or voting rights or amalgamation or other reorganization which results in a change in the control of the corporation by reason of ownership of greater than fifty percent (50%) of the voting shares of the corporation becoming held by a person or group of persons shall be deemed for the purposes hereof to be an assignment of this Lease.  This subarticle 12.4 shall not apply with respect to the change of control of a corporation if control thereof is already represented by shares listed on a recognized security exchange.

12.5Corporate Records

The Tenant shall, upon request of the Landlord, make available to the Landlord from time to time such documentation or other data that shows the applicability or inapplicability of subarticle 12.4 hereof.  If any shareholder of the Tenant shall, upon request of the Landlord, fail or refuse to furnish to the Landlord any certified true copy of such data of such shareholder or other credible person, which data, alone or with other data show the applicability or inapplicability of subarticle 12.4 hereof then the Landlord may terminate this Lease on sixty (60) days' notice.

12.6Landlord's Costs

In the event of an assignment or subletting or parting with or sharing of possession or conferring of rights under this Article 12, the Tenant shall forthwith pay to the Landlord as Additional Rent, the Landlord's reasonable legal fees, disbursements and expenses in connection therewith.

13.DEFAULT AND THE LANDLORD'S RIGHT TO CURE DEFAULT

13.1Default

The Tenant covenants with the Landlord that:

(a)

in the event of a breach, non‑observance or non‑performance of any covenant, agreement, stipulation, proviso, condition, rule or regulation herein contained on the part of the Tenant to be kept, performed or observed, which continues for fifteen (15) days after written notice thereof to the Tenant by the Landlord, or

(b)	notwithstanding the foregoing, if any Rent whether demanded or not, is not paid when due, or
(c)	if the Premises shall be vacated or remain unoccupied by fifteen (15) business days, or
(d)	if the Term shall be taken in execution or attachment for any cause whatsoever, or
(e)	if the Premises shall be used for any purpose not permitted hereunder without the written consent of the Landlord,

(Each an “Event of Default”) and if such Event of Default except for payment of Rent when no noticed is needed, has not been cured by the Tenant within fifteen (15) days after written notice thereof to the Tenant by the Landlord, then and in any such case and in addition to any other remedy now or hereafter provided under the terms hereof or at law or in equity:

(i)

the Landlord may re-enter and take possession of the Premises or any part thereof in the name of the whole and have again, repossess and enjoy the Premises in the Landlord's former estate, anything herein to the contrary notwithstanding, as though the Tenant were holding over after the expiration of the Term; and the Term shall, at the option of the Landlord, forthwith become forfeited and determined; and any obligations of the Tenant accruing hereunder prior to the date of such re-entry and termination shall not be affected or in any way limited by such re-entry and termination but shall survive and the Tenant shall save harmless and indemnify the Landlord from any and all loss, costs, damages, claims and expenses which the Landlord may suffer or incur by reason of such termination of this Lease notwithstanding such termination;

(ii)

the Landlord may re-let the Premises or any part thereof from time to time as the Tenant's agent and on the Tenant's account and in the Tenant's name, as the Tenant's agent, and for that purpose may enter the Premises or any part thereof in the name of the whole but without terminating this Lease upon given the Tenant written notice of the Landlord's intent to re-let the Premises under this subarticle (ii); and the Landlord shall apply the proceeds of such sale and any rent derived from re-letting the Premises, after deducting its costs of conducting such sale and its costs of re-letting, on account of the Rent under this Lease, and the Tenant shall be liable to the Landlord for the deficiency, if any.

(iii)

the Tenant covenants and agrees that the failure by the Tenant to pay to the Landlord the amount of any Goods and Services Tax owing by the Tenant to the Landlord when due hereunder, shall constitute a default by the Tenant under this Lease and will entitle the Landlord to exercise any and all rights and remedies available to the Landlord for the recovery of Rent in arrears.  The Tenant further covenants and agrees that if the Goods and Services Tax is not enacted as proposed or it is amended in such a manner that it imposes any additional financial obligations on the Landlord, the Tenant shall forthwith pay to the Landlord for all such additional financial obligations and the Tenant agrees to execute such agreements and documents as the Landlord may reasonably require in order to ensure that such additional financial obligations will be paid by the Tenant.

13.2Re-Entry

Upon the Landlord becoming entitled to re-enter the Premises hereunder the Landlord may do so by reasonable force if necessary without any previous notice of intention to re-enter and may remove all persons and property therefrom and may use such reasonable force and assistance in making such removal as the Landlord may deem advisable to recover full and exclusive possession of the Premises and such re-entry shall not operate as a waiver or satisfaction in whole or in part of any right claim or demand arising out of or in connection with any breach, non-observance or non-performance of any covenant or agreement on the part of the Tenant to be kept, observed or performed hereunder.

13.3Bankruptcy, Insolvency, Etc.

If:

(a)	the Term or any of the goods and chattels of the Tenant shall at any time during the Term be seized or taken in attachment by any creditor of the Tenant, or if
(b)	a writ of execution, sequestration or extent shall issue against the goods and chattels of the Tenant, or if
(c)

the Tenant shall execute any chattel mortgage or bill of sale of its goods and chattels in the Premises (other than one incidental to any public issue of bonds, debentures or other securities of the Tenant or to any reorganization of the Tenant or its amalgamation with any other company), or if

(d)

any petition or other application is filed in or presented to any court of competent jurisdiction for the dissolution, liquidation or winding up of the Tenant or for the appointment of a receiver or receiver and manager for the Tenant, or if

(e)	the Tenant shall become bankrupt or insolvent or take the benefit of any statute now or hereafter in force for bankruptcy or insolvent debtors, or if
(f)

the Tenant shall make an assignment for the benefit of creditors or shall make any sale or other disposition of goods and chattels which is governed by legislation relating to bulk sales (except one incidental to any reorganization of the Tenant, if any, or its amalgamation with any other company), then and in every such case and in addition to any other remedy now or hereafter provided herein or which the Landlord may have at law or in equity:

(i)	the Landlord shall have the rights and remedies and the Tenant shall have the obligations provided in subarticles 13.1(i) and (ii); and
(ii)

the then current month's instalments of Annual Base Rent and of Operating Expenses and of Taxes and the next ensuing three (3) months' instalments of Annual Base Rent, Operating Expenses and Taxes shall become immediately due and payable.

13.4Termination

The Tenant further covenants and agrees that on the Landlord becoming entitled to re-enter upon the Premises under any of the provisions of this Lease, the Landlord in addition to all other rights, shall have the right to determine forthwith this Lease and the Term by giving notice in writing to the Tenant of its intention so to do, and thereupon Rent shall be computed, apportioned and paid in full to the date of such determination of this Lease, and any other payments for which Tenant is liable under this Lease shall be paid and the Tenant shall forthwith deliver up possession of the Premises to the Landlord and the Landlord may re-enter and take possession of same.

13.5Distress

Whenever the Landlord shall be entitled to levy distress against the goods and chattels of the Tenant it may use such force as it may deem necessary for the purpose and for gaining admission to the Premises without being liable for any action in respect thereof or for any loss or damage occasioned thereby and the Tenant hereby expressly releases the Landlord from all actions, proceedings, claims, or demand whatsoever for or on account or in respect of any such forcible entry or any loss or damage sustained by the Tenant in connection therewith.  The Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord's right of distress, and covenants and agrees that notwithstanding any such statute none of the goods and chattels of the Tenant on the Premises at any time during the Term shall be exempt from levy by distress for rent in arrears.

13.6Landlord's Right to Perform

If the Tenant shall fail to observe or perform any of the covenants or obligations of the Tenant under or in respect of this Lease the Landlord may from time to time at its discretion perform or cause to be performed any of such covenants or obligations or any part thereof and for such purpose may do such things as may be requisite and may enter upon the Premises to do such things and all expenses incurred and expenditures made by or on behalf of the Landlord shall be forthwith paid by the Tenant to the Landlord; provided that if the Landlord commences or completes either the performance or the causing to be performed of any such covenants or obligations or any part thereof, the Landlord shall not be obliged to complete such performance or causing to be performed or be later obliged to act in like fashion.

13.7Remedies Cumulative

No remedy conferred upon or reserved to the Landlord herein, by statute or otherwise, shall be considered exclusive of any other remedy, but the same shall be cumulative and shall in addition to every other remedy available to the Landlord and all such remedies and powers of the Landlord may be exercised concurrently and from time to time and as often as may be deemed expedient by the Landlord.

13.8Interest on Arrears

The Tenant shall pay to the Landlord interest at the rate of one and one‑half percent (1‑1/2%) per month compounded monthly in arrears (19.56% per annum), on any amount not paid as and when due hereunder, until paid, whether or not demand be made therefor.

13.9Late Charges

The Tenant acknowledges that late payment of Rent will cause the Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix.  Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on the Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises.  Therefore, if any Rent due from the Tenant is not received by the Landlord within five (5) days after the same becomes due, the Tenant shall pay to the Landlord on demand the Landlord's out of pocket expenses incurred in obtaining or attempting to obtain payment of the amount in arrears and in addition the Tenant agrees to pay to the Landlord as a late charge with respect to each amount of Rent in arrears after expiry of the five (5) day grace period either:

(a)	five percent (5%) of the amount in arrears at the end of the five (5) day grace period; or
(b)	Twenty-Five Dollars ($25)

whichever is the greater, and such amount shall become payable immediately on expiry of the five (5) day grace period with respect to the amount becoming in arrears and shall thereafter be calculated and become payable on the sixth (6th) day of each and every month with respect to the aggregate amount in arrears so long as any Rent remains in arrears.  The parties agree that this late charge represents a fair and reasonable estimate of the costs that the Landlord will incur by reason of such late payment by the Tenant.  Acceptance of any late charges shall not constitute a waiver of the Tenant's default with respect to the overdue amount, or prevent the Landlord from exercising any of the other rights and remedies available to the Landlord.

14.INDEMNIFICATION AND WAIVER OF LIABILITY

14.1Waiver of Liability

The Landlord shall not be liable or responsible in any way for, and the Tenant hereby waives all claims against the Landlord with respect to or arising out of:

(a)

any death or injury of any nature whatsoever that may be suffered or sustained by the Tenant or by any employee, licensee, invitee, guest, agent or customer of the Tenant or by any other person upon the Premises, from any causes whatsoever; or for any loss or damage or injury to any property outside or within the Premises belonging to the Tenant or its employees, agents, customers, licensees, invitees, guests or any other person, whether or not such damage, loss, injury or death results from the negligence of the Landlord, its agents, servants or employees or others for whom the Landlord is, in law, responsible;

(b)

any injury or damages of any nature whatsoever to persons or property caused by explosion, fire, theft or breakage, by the failure of or defect in sprinkler, drainage or plumbing systems, by failure for any cause to supply adequate drainage, by the interruption of any public utility or service, by steam, gas, water, rain, snow or other substances leaking, issuing or flowing into any part of the Premises, or by nature occurrence, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority;

(c)

any damage or inconvenience which may arise from repair, maintenance or alteration of any part of the Building, or anything done or omitted to be done by any tenant, occupant or person in the Building, or by an occupant of adjacent property, or by the public, or by construction of any private, public or quasi-public work;

(d)	the occurrence of any of the perils covered by, or which would be covered by, the insurance policies which the Tenant is obliged to obtain and maintain in force under the terms of this Lease;
(e)

any act or omission (including theft, malfeasance or negligence) on the part of any agent, contractor or person from time to time employed by the Landlord to perform any services including, without limitation, janitorial or security services, in or about the Premises or the Building;

(f)

any loss or damage however caused, to money, securities, negotiable instruments, papers or other valuables of or held by the Tenant or any employee, licensee, invitee, guest, agent or customer of the Tenant or by any other person upon the Premises;

(g)	theft or vandalism;

whether caused by the act, omission or negligence of the Landlord or of any other person for whom the Landlord is in law responsible or otherwise.

14.2Tenant to Indemnify Landlord

The Tenant does hereby covenant to save harmless and indemnify the Landlord from and against all liability, expense, costs, damages, losses, claims, actions, causes of action and fines incurred or suffered by the Landlord:

(a)

by reason of any breach, violation, non-observance or non-performance by the Tenant, its servants, agents or others for whom the Tenant is, in law, responsible of any covenant, agreement, provision or condition of this Lease to be performed or observed by the Tenant including without limitation the Rules and Regulations, or

(b)	by reason of any damage to or loss of any property or injury, illness or death to any person (including without limitation, the Tenant):
(i)

occurring in, on, or about the Premises, or any part thereof, arising at any time from any cause whatsoever other than solely by reason of the gross negligence or willful misconduct of the Landlord, its employees or agents; and

(ii)

occurring in, on, or about any part of the Building other than the Premises, when such damage, loss, injury, illness or death shall be caused in whole or in part by the negligence or willful misconduct of the Tenant, its agents, servants, employees, invitees or licensees (including, without limitation, when such damage, injury, illness or death shall have been caused in part by the Landlord, its employees or agents)~~.~~

14.3Survival of Covenants

The provisions of this Article 14 shall survive the termination of this Lease with respect to any damage, injury, illness or death or other event occurring prior to such termination.

15. INSURANCE

15.1Landlord Insurance

The Landlord shall take out and maintain in full force and effect insurance against all risks of physical loss or damage to the Building and such fixtures and improvements as the Landlord shall determine, including if and to the extent reasonably available in the Greater Vancouver area at reasonable rates, the perils of flood and earthquake, and including business interruption or loss of rental income insurance, in amounts equal to the full insurable value thereof calculated on a replacement cost basis, and subject to such deductibles as the Landlord may reasonably determine, provided however that the "full insurable value" as described above shall not include, and the Landlord's policies of insurance shall not cover, any property of the Tenant, whether owned by the Tenant or held by it in any capacity, nor any Alterations.

15.2Tenant's Insurance

The Tenant covenants and agrees to take out and maintain in full force and effect throughout the Term the following insurance forms, amounts and with insurance carriers satisfactory to the Landlord:

(a)

comprehensive bodily injury and property damage liability insurance applying to the operations of the Tenant carried on from the Premises, which shall include personal injury liability, product liability, contractual liability, non-owned automobile liability and protective liability with respect to the occupancy of the Premises by the Tenant, and such insurance shall be written for an amount of not less than Five Million ($5,000,000) Dollars per occurrence, or such higher amount as the Landlord may from time to time reasonably require.  Such limits may be reached through use of primary or excess policies or a combination thereof;

(b)	tenant's all risks legal liability insurance in an amount equal to not less than the replacement cost of the Premises;
(c)

insurance against all risks of physical loss or damage on Tenant's fixtures, Alterations, stock in trade, furniture, and all other contents of the Premises, in an amount equal to not less than the full replacement cost thereof; and

(d)	any other insurance in a form, amount and for insurance risks as the Landlord or the Landlord's Mortgagee may reasonably require from time to time.

The Tenant shall renew each such insurance policy no later than the same day as the expiration of its policy term and shall, no later than the day of expiration of the previous policy term, forward to the Landlord certificates of insurance evidencing the policies in effect.  Each such certificate shall contain sufficient information to verify the Tenant's obligation contained herein.  Except for tenant's all risk legal liability insurance, each applicable policy shall name the Landlord and the Landlord's Mortgagee as additional insureds as their interests may appear, and shall contain Schedule "D" hereto.  In the case of public liability insurance, the policy shall contain a provision for cross liability as between the Landlord and the Tenant.  Each such policy shall provide that the insurer shall not have any right of subrogation against the Landlord on account of any loss or damage covered by such insurance or on account of any payments made to discharge claims against or liabilities of the Landlord or the Tenant covered by such insurance.  Each such policy shall be non-contributing with, and shall apply only as primary and not excess to, any other insurance available to the Landlord, and each such policy shall provide that the insurance coverage shall not be invalidated with respect to the Landlord's interest by reason of the acts or omissions of the Tenant.  The Tenant shall obtain from the insurers under each policy of insurance, undertakings to notify the Landlord in writing at least thirty (30) days prior to the cancellation or material change of any such policies.

15.3Tenant's Actions Affecting Insurance

The Tenant shall not do or permit anything to be done or exist upon the Premises whereby any policy of insurance against loss or damage to the Premises or against legal liability for damage to persons or property arising from the ownership, maintenance, use or occupancy of the Premises or by reason of the conduct of any business carried out therein, may be restricted or invalidated and, for such purpose, upon receipt of notice in writing from any insurer of the Premises requiring the execution of works or a discontinuance of any operations in order to correct such situation, the Tenant shall comply therewith promptly and in any event within forty-eight (48) hours after such notice or before such policy is invalidated, whichever is the shorter period.

The Tenant shall repay to the Landlord, on demand, from time to time as Additional Rent an amount equal to the increase in the rate of premium for such insurance above the usual rate of premium for such insurance resulting from anything done or existing upon the Premises.  In determining whether increased premiums are a result of the Tenant's use or occupancy of the Premises, a schedule issued by the insurer under such policy or by its agent computing the premium and showing the various components of such premium shall be conclusive evidence of the items and charges which make up such premium and of the basis upon which such premium is calculated.

15.4Cancellation of Insurance

If any insurer under any insurance policy covering any part of the Building or any occupant thereof cancels or threatens to cancel its insurance policy or reduces or threatens to reduce coverage under such policy by reason of the use of the Premises by the Tenant or by any assignee or subtenant or the Tenant, or by anyone permitted by the Tenant to be upon the Premises, the Tenant shall remedy such condition promptly, and in any event within forty-eight (48) hours after Notice thereof by the Landlord.

16.DAMAGE AND DESTRUCTION

16.1Abatement or Termination

If the Premises or Building are damaged or destroyed in whole or in part by fire or any other occurrence, then, except as provided in this Article, this Lease shall continue in full force and effect and there shall be no abatement of Rent.

If the Premises are at any time destroyed or damaged as a result of fire or any other casualty required to be insured against by the Landlord under this Lease or otherwise insured against by the Landlord, then the following provisions shall apply:

(a)	if the Premises are rendered untenantable in whole or in part, the Landlord shall diligently repair the Premises to the extent only of its obligations under this Lease;
(b)

if the Premises are rendered untenantable in whole or in part by any event which has not been caused or contributed to by the Tenant or its employees, agents or licensees or anyone from whom the Tenant is in law responsible, Annual Base Rent (but no other Rent) shall abate in proportion to the part of the Premises (excluding Alterations) rendered untenantable and from time to time remaining unrepaired by the Landlord as herein required from the date of their being rendered untenantable until the Landlord's repairs have been completed so that such abatement shall cease with respect to any portion of the Premises in respect of which the Landlord's repairs have been completed;

(c)

if the Premises are not rendered untenantable in whole or in part, the Landlord shall diligently perform such repairs to the Premises to the extent only of its obligations under this Lease, but in such circumstances Rent shall not terminate or abate;

(d)

upon being notified by the Landlord that the Landlord's repairs have been substantially completed or when damaged parts of the Premises are turned over by the Landlord to the Tenant for making of the Tenant's Alterations the Tenant shall diligently perform all repairs to the Premises which are the Tenant's responsibility under this Lease and all other work required to fully restore the Premises for use in the Tenant's business, in every case at the Tenant's cost and without any contribution to such cost by the Landlord, whether or not the Landlord has at any time made any contribution to the cost of supply, installation or construction of Leasehold Improvements in the Premises; and

(e)

nothing in this Lease requires the Landlord to rebuild the Building, including without limitation the Premises, in the condition which existed before any such damage or destruction so long as the Building, including without limitation the Premises, as rebuilt will have reasonably similar facilities to those in the Building, including without limitation the Premises, prior to such damage or destruction, having regard, however, to the age of the Building at such time.

Notwithstanding the foregoing, in the event of damage to the Premises or the Building, the Landlord's covenants as set out above shall only apply to the extent that insurance proceeds are available to the Landlord for the repair or rebuilding thereof.

16.2Right of Termination

Notwithstanding anything contained in this Lease, if the damage or destruction which has occurred in the Premises is such that in the reasonable opinion of the Landlord the Premises cannot be rebuilt or made fit for the purposes of the Tenant within one hundred eighty (180) days of the happening of the damage or destruction, the Landlord may, at its option, terminate this Lease on notice to the Tenant given within sixty (60) days after such damage or destruction.  If such notice of termination is given, Rent shall be apportioned and paid to the date of such damage or destruction and the Tenant shall immediately deliver vacant possession of the Premises in accordance with the terms of this Lease.

16.3Destruction of or Damage to the Building

Notwithstanding any other provision of this Lease, if

(a)

the Landlord determines that the Building is damaged or destroyed in whole or in part (whether or not the Premises are also damaged or destroyed) and it is not economically feasible to repair or reconstruct; or

(b)

the Building or the Lands or any other improvements on the Lands which affect access or services essential thereto are damaged or destroyed in whole or in part and, in the reasonable opinion of the Landlord, cannot reasonably be repaired within one hundred eighty (180) days after the occurrence of the damage or destruction, the Landlord may, by notice to the Tenant given within sixty (60) days of such damage or destruction, terminate this Lease, in which event neither the Landlord not the Tenant shall be bound to repair and the Tenant shall surrender the Premises to the Landlord within thirty (30) days after delivery of such notice and Rent accruing hereunder (except Tenant Taxes) shall be apportioned and paid to the date on which the Tenant delivers vacant possession of the Premises, subject to any abatement to which the Tenant may be entitled under subarticle 16.2; and the Tenant shall pay to the Landlord on the date of termination that fraction of the Tenant Inducement which has:

(i)	as its numerator the number of days remaining in the Term; and
(ii)	as its denominator the number of days in the Term as originally provided herein.

If the Landlord is entitled to terminate this Lease under this Article but does not elect to do so, the Landlord shall, following such damage or destruction, diligently repair if necessary that part of the Building damaged or destroyed, but only to the extent of the Landlord's obligations under the terms of the various leases for premises in the Building and exclusive of

INITIALS

Landlord     Tenant

any tenant's responsibilities with respect to such repair, and only to the extent that insurance proceeds are available to the Landlord for the repair thereof.  If the Landlord elects to repair the Building, the Landlord may do so in accordance with plans and specifications other than those used in the original construction of the Building.

16.4Architect's Certificate

The certificate of the Landlord's Architect shall bind the parties as to:

(a)	whether or not the Premises or any part thereof are rendered untenantable;
(b)	when either the Landlord's or Tenant's work of reconstruction or repair is completed or substantially completed;
(c)	when the Premises or any part thereof are rendered tenantable.

17.COSTS OF PROFESSIONAL SERVICES

If the Landlord shall retain the services of a lawyer or any other person for the purpose of enforcing the Landlord's rights or protecting its interests with respect to this Lease or the Premises or any act or omission of the Tenant or in connection with any consent or other agreement requested by the Tenant, the Tenant shall pay to the Landlord the cost as Additional Rent of all such services including those relating to court proceedings at trial or on appeal on a "lawyer and own client" basis.

18.SURRENDER OF PREMISES

At the expiry or earlier termination of this Lease, the Tenant shall peaceably deliver up to the Landlord possession of the Premises, together with all Alterations in the same condition as received, or first installed, reasonable wear and tear excepted.  The Tenant may, prior to or upon the termination of this Lease, remove all movable partitions of less than full height from floor to ceiling and all furnishings required by the Tenant, repairing any damage caused by such removal.  Property not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to the Landlord.  Upon request by the Landlord, the Tenant, at its cost, shall prior to the termination of the Lease remove any or all Alterations and all such movable partitions and furnishings which may not be required by the Tenant and repair any damage resulting from such removal.  Without limiting the generality of the foregoing the Tenant will, at the expiry or earlier termination of this Lease and at its sole cost and expense, restore the Premises and the Building to their condition prior to the making of any Alterations, except as may be otherwise approved in writing by the Landlord.  All work required under this Article 18 shall be completed prior to the expiry or earlier termination of the Term.

19.HOLDING OVER

If the Tenant shall remain in possession after the expiration or earlier termination of this Lease, all of the terms, covenants and agreements to be observed and performed by the Tenant hereunder shall continue to apply and bind the Tenant so long as the Tenant shall remain in possession insofar as the same are applicable, except that if the Tenant remains in possession without the Landlord's written consent, the monthly Rent payable under articles 4.1(a), (b) and (c) shall be two (2) times the Rent payable for the last month of the Term, prorated on a daily basis for each day that the Tenant remains in possession of any part of the Premises and the Tenant shall indemnify the Landlord against any and all claims, losses and liabilities for damages resulting from failure to surrender possession, including, without limitation, any claims made by any succeeding tenant.  If the Tenant remains in possession of the Premises or any part thereof without the Landlord's written consent, the Tenant's obligations under this Article 19 shall accrue so long as the Tenant shall remain in possession of the Premises or any part thereof notwithstanding the Landlord's right to possession of the Premises and notwithstanding any and all proceedings or actions of the Landlord in an effort to recover possession of the Premises.

If the Tenant remains in possession with the Landlord's written consent, such tenancy shall be from month to month, terminable by either party on one (1) month's written notice.

20.WAIVER

The failure of the Landlord to exercise any right or option in connection with any breach or violation of any term, covenant or condition herein contained shall not be deemed to be a waiver or release of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.  The subsequent acceptance of Rent hereunder by the Landlord shall not be deemed to be a waiver of a preceding breach by the Tenant of any term, covenant or condition of this Lease other than the failure of the Tenant to pay the amount so accepted, regardless of the Landlord's knowledge of such preceding breach at the time of acceptance of such rental.

The execution and delivery of this Lease does not waive any default of the Tenant then existing whether known to the Landlord or otherwise.  No waiver of any right of the Landlord shall be effective unless in writing.

21.SUCCESSORS

21.1Successors

All the terms, covenants and conditions hereof shall be binding upon and enure to the benefit of the successors and assigns of the Landlord and the successors and permitted assigns of the Tenant.

21.2Successors of the Landlord

The term "Landlord" as used in this Lease so far as covenants or obligations on the part of the Landlord are concerned shall be limited to mean Landlord as hereinbefore set out, while it retains its interest in the Lands and Premises but upon a sale, transfer or other disposition of that interest, the Landlord shall be automatically relieved after the date of such sale, transfer or other disposition of all liability arising out of the requirement for performance of any obligations on the part of the Landlord herein contained, it being understood and agreed that the obligations of the Landlord contained in this Lease shall be binding upon each party from time to time constituting the Landlord only during and in respect of the period of their respective interests in the Lands and the Premises.

22.ATTORNMENT

22.1Attorn Tenant to Owners, Purchaser or Lessee

The Tenant shall promptly on request attorn tenant to the owners of the Building and the Lands, or the lessee under any ground, operating, overriding, underlying or similar lease granted by the Landlord or the purchaser from the Landlord and shall recognize such owner, lessee or purchaser as the landlord under this Lease.

22.2Attorn Tenant to Landlord's Mortgagee or Purchaser

Without limiting the generality of the foregoing, whenever required by any mortgagee, debenture holder or a trustee on behalf of a mortgagee (herein called the "Landlord's Mortgagee"), under any mortgage, the Tenant shall attorn to and become a tenant or lessee of such Landlord's Mortgagee taking title to the Lands upon any foreclosure; and, on any purchase from such Landlord's Mortgagee in the event of an exercise by such Landlord's Mortgagee of the power of sale in the mortgage set out, the Tenant shall attorn tenant to the purchaser of the Building and the Lands, in each case, for the then unexpired residue of the Term upon all the terms and conditions hereof.

23.ESTOPPEL CERTIFICATE

At any time and from time to time, within ten (10) days after written request by the Landlord or upon the date designated by the Landlord being no less than ten (10) days after written request by the Landlord, the Tenant shall complete and execute under seal and deliver to the Landlord, a certificate addressed to the Landlord and to such other person or persons or corporation or corporations as the Landlord shall designate certifying in such form as the Landlord may reasonably request:

(a)	that the Tenant has accepted the Premises (of, if the Tenant has not done so, that the Tenant has not accepted the Premises, and specifying the reasons therefor);
(b)	the Commencement Date and the expiration date of this Lease;

(c)	whether there are then existing any defaults by the Landlord in the performance of its obligations under this Lease (and, if so, specifying the same);
(d)

that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification);

(e)	the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of the Tenant;
(f)	the amount of Rent then being paid hereunder;
(g)	the date, if any, to which rent and other sums payable hereunder have been paid;
(h)	whether the Tenant claims any right of set‑off or abatement hereunder and, if so, stating in reasonable detail the amount, nature and other particulars thereof;
(i)	that no notice has been received by the Tenant of any default which has not been cured, except as specified in the certificate; and
(j)	the amount and other particulars of any security deposit and prepaid Rent;
(k)	such other matters as may reasonably be requested by the Landlord;

and stating that the certificate may be relied upon by the addressees in any transaction relating to the Lands, the Building, the Premises and this Lease or any one or more of them; and any such certificate may be relied upon by any prospective purchaser or mortgagee and by each beneficiary under any deed of trust affecting the Building or any part thereof.  If the Tenant fails to complete and deliver the executed certificate when required hereunder, the Tenant irrevocably constitutes and appoints the Landlord as its special attorney in fact to execute and deliver the certificate to any third party.

24.SUBORDINATION

24.1Subordination of this Lease

This Lease shall be subject and subordinated at all times to:

(a)	all ground or underlying leases of the Land or the Building which may now exist or hereafter be executed; and
(b)

the lien of all mortgages including any mortgage now existing or hereafter placed on or against the Land or the Building, or on or against the Landlord's interest or estate therein, or on or against the Landlord's interest in and to all such ground or underlying leases, all without the necessity of having further instruments executed on the part of the Tenant to effectuate such subordination.

Notwithstanding the foregoing:

(i)

in the event of termination for any reason whatsoever of any such ground or underlying lease, and if such ground or underlying lease so provides, then this Lease shall not be barred, terminated, cut off or foreclosed, nor shall the rights of the Tenant hereunder be disturbed if the Tenant shall not then be in default in the payment of rental or other sums or be otherwise in default under the terms of this Lease, and the Tenant shall attorn to the Landlord of any such terminated ground or underlying lease, or, if requested, enter into a new lease for the balance of the Term then remaining, upon the same terms and provisions as are contained in this Lease and surrender this Lease;

(ii)

in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, and if any such mortgage or deed of trust so provides, this Lease will not be barred, terminated, cut off or foreclosed, nor will the rights of the Tenant hereunder be disturbed if the Tenant shall not then be in default in the payment of rental or other sums or be otherwise in default under the terms of this Lease, and the Tenant shall attorn to such foreclosing mortgagee or to the purchaser at such sale, as the case may be, if requested, enter into a new lease with such purchaser for the balance of the Term then remaining upon the same terms and provisions as are contained in this Lease and surrender this Lease.

The Tenant agrees to execute and deliver upon demand such documents evidencing the subordination of this Lease to such deed, to such ground or underlying leases, and to the lien of any such mortgage or deeds of trust as may reasonably be required by the Landlord.

If the Tenant fails to execute and deliver any such documents the Tenant irrevocably constitutes and appoints the Landlord as the Tenant's attorney in fact to execute and deliver such documents or instruments.

24.2Subordination of Mortgage

Notwithstanding anything to the contrary set forth above, the holder of any mortgage (including without limitation any deed of trust) may at any time subordinate its mortgage to this Lease in whole or in part, without any need to obtain the Tenant's consent, by execution of a written document subordinating such mortgage to this Lease to the extent set forth in such document and thereupon this Lease shall be deemed prior to such mortgage to the extent set forth in such document without regard to their respective dates of execution, delivery and/or registration and without regard to whether this Lease and such mortgage or either of them may not have been registered in any office of public record or may not be in registrable form or in form suitable for recording in any such office.  In that event, to the extent set forth in such document, such mortgagee shall have the same rights with respect to this Lease as would have existed if this Lease had been executed and recorded or registered in all appropriate offices of public record prior to the execution, delivery and recording of the mortgage.

25.RELOCATION

The Landlord will have the right to require the Tenant to vacate the Premises and to surrender the leasehold interest hereby created so far as it relates to the Premises with effect as at any date during the Term on the following terms and conditions:

(a)

the Landlord may exercise its right under this Article by giving the Tenant no less than ninety (90) days' written notice (the "Relocation Notice") of the date (referred to in this Article as the "Effective Date") on which the Tenant will be required to vacate the Premises and providing particulars of the other matters required to be dealt with in accordance with the following provisions of this Article;

(b)	the Landlord will provide the Tenant with alternate premises in the Building (which alternate premises are herein called the "New Premises");
(c)

the utility of the New Premises, including the improvements therein, shall be either substantially the same in area and layout (but need not have the same orientation) as the Premises or for a larger usable area than the Premises at no additional cost to the Tenant; and if the New Premises are not in that condition when the Relocation Notice is given, then the New Premises will be brought into that condition by the Landlord on or before the Effective Date at the sole cost and expense of the Landlord; Notwithstanding the generality of the foregoing, unless the Landlord obtains the prior written consent of the Tenant, the floor of the Building that the New Premises is located on shall be on at least the same floor of the Building as the Premises. In no case shall the New Premises be lower than floor 7;

(d)

unless the Landlord obtains the prior written consent of the Tenant, the New Premises shall not be materially smaller than the Premises hereby demised, and if such consent of the Tenant is obtained, then the Annual Base Rent hereof shall be reduced in proportion to the reduction in the Rentable Area of the New Premises;

(e)	the Tenant will execute an indenture supplemental to this Lease by which
(i)	the Tenant will surrender its leasehold interest in the Premises with effect as at the Effective Date;
(ii)	the Landlord will accept that surrender;
(iii)

such surrender shall be without prejudice to the rights and remedies of the Landlord and the Tenant accruing on or before the Effective Date and without waiver of any default then existing under the Lease or of the rights and remedies of the Landlord with respect to any default existing on the Effective Date; and by which all such rights, remedies and defaults shall continue after the Effective Date as if the New Premises had been the premises demised by this Lease when any default occurred under this Lease and throughout the Term hereby granted; and

(iv)

the provisions of this Lease, save as otherwise herein expressly provided, shall apply with respect to the New Premises as fully and effectively from and after the Effective Date as if the New Premises had been the premises hereby demised;

(f)

the supplemental indenture shall be in such form as the Landlord may reasonably require and shall be executed by the Tenant and delivered to the Landlord prior to the Effective Date and shall thereupon promptly be executed and delivered to the Landlord;

(g)

if the parties hereto shall agree that any of the particulars provided for in the Relocation Notice shall be amended or supplemented in any way during the period between the giving of the Relocation Notice and the Effective Date, the Relocation Notice shall remain effective and there shall be no change in the Effective Date unless the parties shall specifically agree in writing to a change in the Effective Date;

(h)

the Landlord will pay to the Tenant by way of reimbursement to the Tenant all reasonable costs actually incurred by the Tenant as a result of the relocation arising under this Article 25 including without limitation costs incurred in changing the Tenant's stationery and business cards ~~and other like expenses but excluding~~ any lost revenue or other intangible costs; and other like expenses, and the Landlord will change the Building Directory; and

(i)	the moving of the Tenant from the Premises to the New Premises shall take place on a weekend, if practicable, and shall be accomplished as quickly as is reasonably practicable.

26.NOTICES

All notices and demands which may be given or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given:

(a)

to the Tenant if delivered either to the Premises or to the Tenant's address for notices set out in Article 1, or to such other place as the Tenant may from time to time designate by notice to the Landlord;

(b)

to the Landlord at the address specified in Article 1, or to such other place as the Landlord may from time to time designate by notice to the Tenant.  The Tenant hereby appoints as its agent to receive service of all proceedings and notices hereunder the person in charge of or occupying the Premises at the time, and if no person shall identify himself as being in charge of or occupying the same, then such service may be made by attaching the same to the main entrance to the Premises.

27.MISCELLANEOUS

27.1Captions

The captions and headings of the Articles, subarticles and clauses in this Lease are for convenience only and shall not in any way limit or effect or be taken into account in construing or interpreting this Lease or any of the terms and provisions hereof.

27.2Time of Essence

Time is of the essence of this Lease and of all provisions hereof, except in respect to the delivery of possession of the Premises at the commencement of the Term hereof.

27.3Number and Gender; Joint and Several Liability

The words "Landlord" and "Tenant", as used herein, shall include the plural as well as the singular.  Words used in the masculine gender include the feminine and neuter and vice versa.  Words used in the singular include the plural and vice versa.  If there be more than one Landlord or Tenant the obligations hereunder imposed upon the Landlord and Tenant shall be joint and several.  The obligations of the Tenant and its permitted assigns shall be joint and several.  References to persons includes references to corporations and other legal entities.

27.4Governing Law

This Lease shall be construed and enforced in accordance with the laws of the Province where the Building is located.

27.5No Offer

No contractual or other rights shall exist between the Landlord and the Tenant as a result of the negotiation of this Lease until both have executed and delivered this Lease, notwithstanding that rental deposits have been received by the Landlord and notwithstanding that the Landlord has delivered to the Tenant an unexecuted copy of this Lease.  The submission of this Lease to the Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for the Tenant to lease, or otherwise create any interest by the Tenant in the Premises or any other Premises situate in the Building.  Execution of this Lease by the Tenant and return to the Landlord shall not be binding upon the Landlord, notwithstanding any time interval, until the Landlord has in fact executed and delivered this Lease to the Tenant.

27.6Entire Agreement

The terms of this Lease are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement; and this Lease constitutes the complete and exclusive statement of its terms and no extrinsic evidence whatsoever may be introduced in any judicial proceedings, if any, involving this Lease; provided however that the provisions of any agreement between the parties hereto as to the performance of any work with respect to the Premises shall survive the execution and delivery of this Lease to the extent that such work and the obligations of the parties hereto relating to such work have not been fully performed at the date of execution and delivery of this Lease.

27.7Invalidity

If any provision of this Lease or the application thereof to any person or to or in any circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or to or in any circumstances other than those as to or in which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

27.8Authority

If the Tenant signs as a corporation or a partnership, each of the persons executing this Lease on behalf of the Tenant does hereby covenant and warrant that the Tenant is a duly authorized and existing entity, that the Tenant has and is qualified to do business in the Province in which the Building is located, that the Tenant has full right and authority to enter into this Lease, and that each of the persons signing on behalf of the Tenant are authorized to do so.  Upon the Landlord's request, the Tenant shall provide the Landlord with evidence reasonably satisfactory to the Landlord confirming the foregoing covenants and warranties.

27.9No Representations or Warranties

Neither the Landlord nor the Landlord's agents or attorneys have made any representations or warranties with respect to the Premises, the Building or this Lease, except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by the Tenant by implication or otherwise.

27.10Management

The Landlord reserves the right to manage the Building using its own employees or an affiliate of the Landlord or to engage an independent management company.

27.11Amendments

This Lease may not be altered, changed or amended except by an instrument executed under seal by all parties hereto.

27.12No Light, Air or View Easement

Any diminution or shutting off of light, air, line of transmission or view by any structure which is now or may hereafter be erected on lands adjacent to the Building or elsewhere shall in no way affect this Lease or impose any liability on the Landlord.  Noise, dust or vibration or other incidents to construction of improvements on lands adjacent to the Building, whether or not by the Landlord, shall in no way affect this Lease or impose any liability on the Landlord.

27.13No Merger

The voluntary or other termination of this Lease shall not work a merger, and shall, at the option of the Landlord, either terminate any or all existing subleases or subtenancies, or operate as an assignment to the Landlord of any or all of such subleases or subtenancies.

13.14No Admission of Status

The acceptance of any Rent from or the performance of any obligation hereunder by a person other than the Tenant shall not be construed as an admission by the Landlord of any right, title or interest of such person as a subtenant, assignee, transferee or otherwise in the place and stead of the Tenant.

13.15No Registration

The Tenant covenants and agrees with the Landlord that the Landlord shall not be obliged to execute or deliver this Lease in form registrable under the Land Title Act or any other statute in pari materia therewith and that the Tenant will not register or record this Lease against the title to the Lands and Premises.

If the Tenant or any person claiming through or under him, whether by descent, purchase or otherwise, shall apply to have this Lease registered against the title to the Premises or the Lands or cause or permit any such application to be made or shall apply to file or register any notice of or caveat with respect to this Lease or the interest of the Tenant arising hereunder against such title or shall institute any proceedings to effect any such registration, the Landlord may at any time hereafter terminate this Lease and the Term hereby granted upon giving written notice of such termination to the Tenant.

27.16Energy Conservation

The Tenant will co-operate with the Landlord, within reason, in the conservation of all forms of energy in the Building, including without limitation the Premises.

The Tenant will comply with all laws, by-laws, regulations and orders relating to the conservation of energy and affecting the Premises or the Building.

The Tenant will at its own cost and expense comply with all reasonable requests and demands of the Landlord made with a view to such energy conservation.

All costs and expenses paid or incurred by the Landlord in complying with such laws, by-laws, regulations and orders, so far as the same shall apply to or reasonably be apportioned to the Building by the Landlord, shall be included in the Operating Expenses.  The Landlord shall not be liable to the Tenant in any way for any loss, costs, damages or expenses whether direct or consequential, paid, suffered or incurred by the Tenant as a result of any reduction in the services provided by the Landlord to the Tenant or to the Building as a result of the Landlord's compliance with such laws, by-laws, regulations or orders.

27.17Definition of Premises

In this Lease "Premises" means and shall be deemed to include (except where such meaning would be clearly repugnant to the context) the space demised and all Alterations therein.  The space demised shall consist of the area shown hatched on Schedule "A" and shall be bounded by the unfinished interior surfaces of the perimeter walls and windows, the unfinished surfaces of interior load-bearing walls, the unfinished top of the floor slab and the unfinished bottom of the floor slab of the floor above, excluding, however, any stairs and other areas within said boundaries which are not included in the calculation of Premises Rentable Area, and excluding pipes, wires, ducts, conduits and other elements of the Building Systems constructed and installed by or for the Landlord including without limitation the HVAC System.

"Building Systems" means water, electric, telephone and other utility lines, wires, ducts, conduits and other facilities serving other portions of the Building which may pass through the space demised, the air-conditioning ducts and equipment, ceiling and ceiling light fixtures if of the standard type furnished by the Landlord, and sprinkler systems.  The Landlord reserves the right to install, repair, replace, maintain and remove Building Systems in whole or in part.

27.18Indemnity Agreement

[Intentionally Deleted]

27.19Quiet Enjoyment

If the Tenant pays all Rent and fully observes and performs all of its obligations under this Lease, the Tenant shall be entitled to peaceful and quiet enjoyment of the Premises for the Term without interruption or interference by the Landlord or any person claiming through the Landlord.

27.20Consent Not Unreasonably Withheld

Except as otherwise specifically provided, whenever any consent, approval, designation, requirement, opinion, judgment or discretion is required of either the Landlord or the Tenant under the terms of this Lease, the same shall be granted, determined, required or exercised reasonably and without delay unless otherwise stated.

27.21Counterparts

This Agreement may be executed in several counterparts which shall together constitute the one and the same Agreement.  It shall not be necessary in proving this Lease to produce or to prove more than one such executed counterpart.

28.ENVIRONMENTAL MATTERS

28.1Definitions

For the purposes of this Article:

(a)

"Contaminants" means any pollutants, contaminants, deleterious substances, underground or aboveground tanks, asbestos materials, urea formaldehyde, dangerous substances or goods, hazardous, corrosive or toxic substances, special waste or waste of any kind or any other substance which is now or hereafter prohibited, controlled or regulated under Environmental Laws; and

(b)

"Environmental Laws" means any statutes, laws, regulations, orders, bylaws, standards, guidelines, permits and other lawful requirements of any governmental authority having jurisdiction over the Premises or the Building now or hereafter in force relating in any way to the environment, environmental assessment, health, occupational health and safety, product liability or transportation of dangerous goods, including the principles of common law and equity.

28.2Compliance

Each of the Landlord and the Tenant will comply promptly with all lawful requirements of any Government Authority with which it must comply in order to observe or perform its obligations under this Lease, including all Environmental Laws.

28.3Tenant's Covenants and Indemnity

The Tenant covenants and agrees as follows:

(a)

not to use or permit to be used all or any part of the Premises for the sale, storage, manufacture, disposal, handling, treatment, use or any other dealing with any Contaminants, without the prior written consent of the Landlord, which may be unreasonably withheld.  Without limiting the generality of the foregoing, the Tenant shall in no event use, and does not plan or intend to use, the Premises to dispose of, handle, treat or release any Contaminants in a manner that, in whole or in part, would cause the Premises, the Building or any adjacent property to become a contaminated site under Environmental Laws;

(b)	to strictly comply, and cause any person for whom it is in law responsible to comply, with all Environmental Laws regarding the use and occupancy of the Premises;
(c)

to promptly provide to the Landlord a copy of any environmental site investigation, assessment, audit, report or test results relating to the Premises or the Building conducted by or for the Tenant at any time before, during or after the Term (or any renewal thereof).  The Tenant shall,  at its own cost at the Landlord's request from time to time, obtain from an independent environmental consultant approved by the Landlord an environmental site investigation of the Premises or an environmental audit of the operations at the Premises, the scope of which shall be satisfactory to the Landlord and shall include any additional investigations that the environmental consultant may recommend.  The Tenant shall promptly provide such written authorizations as the Landlord may require from time to time to make inquiries of any governmental authority regarding the Tenant;

(d)	to waive the requirement, if any, for the Landlord to provide a site profile for the Premises under the Environmental Management Act and any regulations pursuant thereto;
(e)

to maintain all environmental site investigations, assessments, audits, reports and test results relating to the Premises or the Building in strict confidence and not to disclose their terms or existence to any third party (including without limitation, any governmental authority) except as required by law, to the Tenant's professional advisers and lenders on a need to know basis or with the prior written consent of the Landlord, which consent may be unreasonably withheld;

(f)

to promptly notify the Landlord in writing of any release of a Contaminant or any other occurrence or condition at the Premises, the Building or any adjacent property which could contaminate the Premises, the Building or subject the Landlord or the Tenant to any fines, penalties, orders, investigations or proceedings under Environmental Laws;

(g)

prior to the expiry or earlier termination of this Lease or at any time if requested by the Landlord or required by any governmental authority pursuant to Environmental Laws, to remove from the Premises all Contaminants, and to remediate by removal any contamination of the Premises, the Building or any adjacent property resulting from

Contaminants, in either case brought onto, used at or released from the Premises by the Tenant or any person for whom it is in law responsible.  The Tenant shall perform these obligations promptly at its own cost and in accordance with Environmental Laws.  The Tenant shall provide to the Landlord full information with respect to any remedial work performed pursuant to this section and shall comply with the Landlord's requirements with respect to such work.  The Tenant shall use a qualified environmental consultant approved by the Landlord to perform the remediation.  The Tenant shall, at its own cost, obtain such approvals and certificates from the B.C. Ministry of Environment, and any other applicable regulatory authority in respect of the remediation as are required under Environmental Laws or required by the Landlord, including without limitation a certificate of compliance evidencing completion of the remediation satisfactory to the Ministry.  All such Contaminants shall remain the property of the Tenant, notwithstanding any rule of law or other provision of this Lease to the contrary and notwithstanding the degree of their affixation to the Premises or the Building; and

(h)

to indemnify the Landlord and its directors, officers, shareholders, employees, agents, successors and assigns, from any and all liabilities, actions, damages, claims, remediation cost recovery claims, losses, costs, orders, fines, penalties and expenses whatsoever (including all consulting and legal fees and expenses on a solicitor-client basis and the cost of remediation of the Premises, the Building and any adjacent property) arising from or in connection with:

(i)	any breach of or non‑compliance with the provisions of this Article by the Tenant; or
(ii)

any release or alleged release of any Contaminants at or from the Premises related to or as a result of the use and occupation of the Premises by, or any act or omission of, the Tenant or any person for whom it is in law responsible.

The obligations of the Tenant under this Article shall survive the expiry or earlier termination of this Lease.  The obligations of the Tenant under this Article are in addition to, and shall not limit, the obligations of the Tenant contained in other provisions of this Lease.

28.4Landlord’s Environmental Covenants

The Landlord covenants and agrees as follows:

(a)

that it has not received any clean-up orders and is not aware of any violations of Environmental Laws, unremedied spills of Contaminants or storage of asbestos by the Landlord or by any prior occupant of the Premises;

(b)

that it will comply throughout the Term with all applicable Environmental Laws and will not bring on to or release or discharge from the demised premises any Contaminants except in compliance with such laws; and

(c)

that it will promptly remove from the Premises, in accordance with applicable Environmental Laws, any and all Contaminants introduced to the Premises by the Landlord and to promptly remediate any contamination of the Premises or other property caused by such Contaminants.

IN WITNESS WHEREOF, the Landlord and the Tenant have executed this Lease.

0846869 B.C. Ltd. Landlord Per:/s/ Gary Segal Authorized Signatory Per: Authorized Signatory

ACHIEVE LIFE SCIENCES TECHNOLOGIES INC. Tenant Per:/s/ Jaime Xinos Authorized Signatory Per: Authorized Signatory

SCHEDULE "A"

LEGAL DESCRIPTION

The "Building" when referred to in this Lease shall mean the Building, including parking structure and plaza, currently known as The Grosvenor Building situate at 1040 West Georgia Street, Vancouver, British Columbia including without limitation parking facilities, plazas, landscaping and ornamentation, plant, fixtures, machinery and equipment relating thereto and the lands upon which the foregoing are constructed or installed and any structures, equipment or facilities on, over or under adjacent streets and lanes constructed or installed by or for the Landlord in connection with the building and situate on those Lands more particularly described as:

Lot 5, 6 and 7

Block 4

District Lot 185

Plan 92

New Westminster District

PREMISES FLOOR PLAN

(Premises are shown outlined in red)

SDM Realty Advisors Ltd
tel: 604-688 5658
fax: 604-688 5669

1040 WEST GEORGIA
VANCOUVER, B.C.

10th FLOOR

WEST GEORGIA STREET
2,367 sf approx.
#1030
ST
MECH ROOM
TEL /
#1010
WOMEN
MEN
#1050
#1020
ALBERNI STREET

SCHEDULE "B"

RULES AND REGULATIONS

1.Use

(a)

The sidewalks, plaza, entrances, lobbies, corridors, courts, elevators, escalators, vestibules or stairways in and about the Building shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress or egress from the Premises.

(b)

No tenant, employee or invitee of any tenant shall go up on the roof of the Building except such roof or part thereof as may be contiguous to the Premises of a particular tenant and is designated in writing by the Landlord as a roof-deck or roof-garden area.

(c)

No cooking shall be done or permitted in the Building except the use by the Tenant of  CSA approved equipment for brewing coffee, tea, hot chocolate and similar beverages and the use of CSA approved microwave ovens for heating (but not cooking foods) shall be permitted, provided that such use is in accordance with all applicable federal, provincial and city laws, codes, ordinances, rules and regulations and provided that such use shall not result in any odours emanating from the tenant's premises.  Vending machines may be installed for the sale of foods and beverages to staff employed in the Building.

(d)	No tenant shall use its premises in the Building for lodging or sleeping or for manufacturing, the storage of merchandise of the sale of merchandise, goods or property of any kind at auction.
(e)

Nothing shall be placed or stored on patio areas nor shall anything be kept there temporarily, except tables secured to the satisfaction of the Landlord, and chairs.  Patio doors shall be kept shut at all times other than to allow ingress or egress.

(f)	No tenant shall throw anything out of the doors, windows or skylights or down the passageways or permit that to be done.
(g)

Business machines and other equipment shall be placed and maintained by the Tenant at the Tenant's expense in settings sufficient, in the Landlord's reasonable judgment, to absorb and prevent unreasonable vibration and prevent noise and annoyance.

(h)	Windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered by any tenant.
(i)	No parcels or other articles be placed on interior or exterior window sills.
(j)	No fire exit doors will be obstructed

2.Housekeeping

(a)

No tenant shall employ any person or persons other than the Landlord's janitor for the purpose of cleaning the Premises, unless otherwise agreed to by the Landlord in writing.  Except with the written consent of the Landlord no person or persons other than those approved by the Landlord shall be permitted to enter the Building for the purpose of cleaning the same.  No tenant shall cause any unnecessary labour by reason of carelessness or indifference in the preservation of good order and cleanliness.  Janitor service shall not include shampooing or spot cleaning of carpets nor dry cleaning of draperies.  The Landlord shall not be responsible for any loss of or damage to any tenant's property by the janitor, its employees or any other person performing janitorial services.

(b)	The Tenant shall permit window cleaners to clean the windows of the Premises both during Ordinary Business Hours and at other times.
(c)

The washrooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.

3.Trash

(a)

Each tenant shall store all its trash and garbage within its Premises unless an alternative location is specifically provided by the Landlord.  No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal.  All debris relating to the Alterations shall be removed from the Premises and the Building by the Tenant or its contractors.  All garbage, construction debris and refuse shall be removed only in suitable containers and through entry ways and elevators provided for such purposes and at such times as the Landlord shall designate.  The Tenant shall not allow any undue accumulation of any debris, garbage, trash or refuse in or outside the Premises.  If the Tenant uses perishable articles or generates wet garbage, the Tenant shall provide refrigerated storage facilities acceptable to the Landlord.

4.Safety

(a)

Tenants shall not do or permit anything to be done in the Building, or bring or keep anything therein which is in any way hazardous or obstruct or interfere with the rights of other tenants or in any way injure or annoy them or the Landlord, violate or act contrary to the requirements of the Landlord's insurers.

(b)	The Tenant shall co-operate with the Landlord in the holding of fire drills and in practicing building evacuation procedures.
(c)

The Tenant shall not keep in the Premises or in the Building any dangerous or explosive or corrosive materials or fluids or batteries or other goods containing dangerous, explosive or corrosive materials or fluids.  The Tenant shall not use or keep in the Premises or the Building any flammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment.  The Tenant shall not, without the Landlord's prior written approval, use any method of heating or air-conditioning other than that supplied or approved by the Landlord.

5.Security

(a)

The Tenant shall ensure that the doors of the Premises are closed and locked, that all water faucets, water apparatus and powered equipment are shut off before the Tenant or the Tenant's employees leave the Premises, so as to prevent waste or damage, and for any default or carelessness in this regard, the Tenant shall make good all injuries sustained by the Landlord or other tenants or occupants of the Building.

(b)

Tenants shall keep the doors to the Building corridors closed and locked at all times when not in use, except that the main entrance door to the Premises may be kept open during Ordinary Business Hours.

(c)

No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof.  Lock cylinders and keys shall be changed by the Landlord at the Tenant's expense upon receipt of written request from the Tenant.

6.Keys and Access Cards

(a)

On or before or promptly following the Commencement Date the Landlord will furnish to the Tenant, free of charge, two keys per lock on the exterior door or doors of the Premises and, if applicable, or after installation of a security access card system for the Building, access cards assigned on a square foot basis.

(b)

The Tenant must, upon the termination of his tenancy, return to the Landlord all keys and/or access cards either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, the Tenant shall pay to the Landlord the cost of replacement keys.

(c)	Building janitors and contract cleaners will be provided with a passkey to offices in the Building.

7.Business Hours etc.

(a)	The Ordinary Business Hours of the Building shall be 8:00 A.M. to 6:00 P.M. on weekdays and 8:00 A.M. to 1:00 P.M. on Saturdays (exclusive of Building Holidays).
(b)	The "Building Holidays" to be observed by the Building shall be all statutory holidays in the jurisdiction in which the Building is situate and any and all other days designated by the Landlord.
(c)	After Ordinary Business Hours and on Sundays and Building Holidays the Building will be secured, and air-conditioning, lighting and other Building services will not be provided.

8.Access

(a)

On Sundays, Holidays and outside Ordinary Business Hours on other days, access to the Premises without proper and acceptable identification may be refused.  The Tenant shall provide the Landlord with a current security access list for all persons authorized access to the Premises after Ordinary Business Hours.  All changes, deletions and additions to said security access list shall be the sole responsibility of the Tenant and shall be made in writing to the Landlord.   The Tenant shall be responsible for all persons to whom he has issued keys and/or security access cards and shall be liable to the Landlord for all acts of such persons.  A written request for additional cards is required from the Tenant to the Landlord.  A deposit shall be paid by the Tenant for each security access card.  Any lost or stolen cards shall be promptly reported in writing by the Tenant to the Landlord.  The Tenant shall be charged a fee for lost, stolen or unaccounted security access cards.

9.Signs, Directory and Building Address

(a)

The Landlord may prescribe a uniform pattern of identification signs for tenants to be placed on the outside of the entranceway leading into the Premises at the Tenant's expense and other than such identification signs, the Tenant shall not paint, display, exhibit, inscribe, place or affix any flag, sign, picture, advertisement, notice, letter or direction on the outside or inside of the Premises for exterior view without the prior written consent of the Landlord.  Signs shall be manufactured and installed by persons approved by the Landlord, failing which the Landlord may remove same without liability, and may charge the expense incurred by such removal to the Tenant.

10.Building Directory

(a)

The Landlord shall place the Tenant's name on the Directory in the lobby of the Building at the Tenant’s expense.  The Tenant shall not have the right to have additional names placed on the Directory except at the Tenant's expense and with the Landlord's prior written consent.

(b)

The Landlord shall designate the style, size and location of identification, and the Directory shall be located in an area designated by the Landlord in the main lobby.  The Tenant shall reimburse the Landlord for the cost of any subsequent amendments that the Tenant may from time to time request, and that are approved by the Landlord.

11.Building Name

(a)

The Tenant shall not refer to the Building by any name other than that designated from time to time by the Landlord nor use such name for any purpose other than that of the business address of the Tenant, provided that the Tenant may use the civic address of the Building instead of the name of the Building.  The Landlord shall have the right, without liability to any tenant, to change the name and street address of the Building.

12.Freight

(a)

The delivery or movement of any freight, furniture, safes or bulky matter of any description (collectively herein called "freight") must take place during the hours which the Landlord may reasonably determine from time to time and in the designated freight elevator if an elevator is to be used.  The persons employed by the Tenant for such work must be reasonably acceptable to the Landlord and only hand trucks equipped with rubber tires and side guards may be used for moving freight in the Building.  All freight entering or leaving the Building must be shipped through the loading area and the designated freight elevator.  In no event shall freight be moved through the ground floor entrance or lobbies of the Building.  No elevators shall be used for the movement of freight between the hours of 7:30 A.M. and 9:30 A.M., between the hours of 12:00 P.M. and 2:00 P.M. or between the hours of 4:00 P.M. and 6:00 P.M. on any day.  The Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any term of this Lease.

(b)

All carrying in or out of unusually heavy or bulk freight must take place only during hours selected by the Landlord and then only with prior notice to and approval by the Landlord.  No loads beyond the rated capacity of elevators shall be brought into the Building.  The Landlord shall have the right to prescribe the location of heavy loads or objects and if considered necessary, the means to distribute the weight thereof (to no more than 75 pounds per square foot unless written approval is granted by the Landlord).  All costs incurred by the Landlord with respect thereto will be charged to the Tenant.  Any damage to the Building caused by the Tenant or its contractor, delivery or moving service will be repaired at the Tenant's expense.

13.Building Delivery System

(a)

The Landlord reserves the right to establish a delivery system within the Building and to require that all deliveries to the Tenant be made to a central location within the Building for distribution to the Tenant by the Landlord.  The Landlord may make reasonable charges for such service.

14.Maintenance Requests

(a)

The maintenance requests will be attended to only if made to the Landlord at the office of the Building.  Building employees will not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

(b)	No tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building or paint the acoustic ceiling tile, suspension grid or light fixtures.
(c)

No tenant shall install vinyl tile or sheet, hand tile, marble, wood parquet, carpet or similar floor covering so that it is directly affixed to the floor of the Premises without the Landlord's approval.  No installation of communication or electrical equipment and no boring or cutting or stringing of wires, conduits and plumbing pipes shall be permitted except with the prior written consent of the Landlord, and in accordance with any directions given by the Landlord or its consultants.

(d)

No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of the Landlord.

(e)	No file, cabinets, boxes, containers or similar items shall be placed in, against or adjacent to any window of the Building so as to be visible from the outside of the Building.
(f)

No tenant shall install any radio, microwave or television antenna, loud speaker or other device on the roof or patio or exterior walls of the Building.  No awnings, showcases, air-conditioning units or other items shall be put in front of or affixed to any part of the windows and exterior of the Building nor placed in the corridors or vestibules.

(g)	No tenant shall alter the standard building ceiling lighting or HVAC system or install any additional lighting or abnormal power consuming equipment without written approval of the Landlord.
(h)

The Landlord desires to retain uniformity of appearance from the exterior of the Building as far as is possible.  Therefore no re-arrangement or replacement of the ceiling system or lighting fixtures within ten (10) feet of the perimeter of the Building nor use of draperies or blinds on the exterior of the Building other than the Building standard will be allowed without the express written consent of the Landlord.

15.Canvassing

(a)	Canvassing, soliciting, distribution of handbills and peddling in the Building is prohibited and each tenant shall co-operate to prevent the same.

16.Animals

(a)	No animals or pets are allowed in the Building, plaza or premises at any time, except seeing-eye dogs.

17.Bicycles and Vehicles

(a)	Bicycles and vehicles are to be parked or left or secured only in areas designated by the Landlord.

SCHEDULE "C"

SPECIAL TERMS AND CONDITIONS

The following additional provisions are hereby incorporated in this Lease:

1.	OPTION TO EXTEND

Option Exercise

a) Provided:

(i)	the Tenant is not then in material default under the Lease; and
(ii)

the Tenant gives the Landlord not less than Six (6) months’ and not more than Nine (9) months’ written notice prior to the expiry of the initial Term, of the Tenant’s intention to extend the initial Term;

Then the Tenant will have the right to extend the initial Term upon the expiry of the initial Term for one (1) further period of Four (4) years (the “Extended Term”) upon the same terms and conditions as are set out in the Lease, except that:

iii)	There will be no further right to extend the Term;

iv)

Any free rent allowance, or fixturing period, or tenant improvement allowance or other tenant incentive or inducement of any kind whatsoever, or any requirement on the Landlord’s part to do any landlord’s work in connection with the Lease, shall not apply to the Extended Term; and

v)

The annual Basic Rent payable by the Tenant during the Extended Term shall be as agreed upon between the parties prior to the day which is 60 days before the commencement of the Extended Term based on the prevailing fair market basic rent at the commencement of the Extended Term for similarly improved premises of similar size, quality, use and location in buildings of a similar size, quality and location in Vancouver or, failing such agreement by such date, then as determined by arbitration in accordance with subparagraph b) below. In no event shall the Basic Rent be less than the Basic Rent in the last year of the initial Term.

The monthly Basic Rent payable during the Extended Term until the Basic Rent for the Extended Term is determined will be 100% of the monthly Basic Rent which was payable in the last full month of the initial Term. Basic Rent shall be applied retroactively to the commencement of the Extended Term and any amount owing by either party to the other by virtue of this retroactive application shall be paid within 14 days of the determination of the Basic Rent for the Extended Term. In no event shall the Basic Rent be less than the Basic Rent in the last year of the Initial Term.

b) If the parties fail to agree upon the annual Basic Rent payable during the Extended Term by a date 60 days prior to the commencement date of the Extended Term, either party may by notice in writing to the other require that the annual Basic Rent payable in respect of the Extended Term be determined by arbitration on the basis set out in subparagraphs 1(a)(v) above, such arbitration to be carried out by one arbitrator under the Arbitration Act (British Columbia), and amendments thereto, or any like statute in effect from time to time, if the parties can agree on one arbitrator, or if the parties cannot so agree within 14 days after they have started to negotiate as to who the single arbitrator shall be, each shall select one arbitrator and the two so selected shall within 21 days of the appointment of both them select a third arbitrator. The decision of such arbitrator (or arbitrators) shall be final and binding upon the parties. The costs of such arbitration shall be borne equally by the parties (except that each shall bear the cost of any arbitrator selected solely by it). Except as otherwise provided for herein, the provisions of the said Arbitration Act shall apply. All arbitrators shall be persons then active in the Province of British Columbia, as accredited Real Estate Appraisers and each shall have not less than five years’ experience as an appraiser in the area where the Premises are located.

c) If the Tenant fails to exercise its option to extend the Term in accordance with this section, then the Tenant’s rights under this section will terminate and be null and void.

2.	TENANT IMPROVEMENT ALLOWANCE

As an inducement to enter into this Lease and for the purpose of constructing the Tenant’s Work, the Landlord agrees to provide to the Tenant an improvement allowance in the amount of $8.00 per square foot of the Leased Premises.  The improvement allowance shall, in any event, not exceed $18,936.00 plus GST (the “Tenant Improvement Allowance) and shall be paid to the Tenant within thirty (30) days of completion of all of the following:

(a)the Tenant has completed construction of the Leasehold Improvements in accordance with the plans and drawings approved by the Landlord;

(b)the Tenant has executed and delivered the Lease to the Landlord;

(c)the Tenant is not in breach of the Lease and has commenced operation of its business from the Leased Premises;

(d)the Tenant has provided the Landlord with a Statutory Declaration stating that all contractors in connection with the Tenant’s Work have been paid and attaching copies of paid invoices;

(e)the Tenant has provided the Landlord with evidence that all necessary the Tenant has provided the Landlord with evidence that all necessary lien periods have expired.

Notwithstanding the foregoing, payment of the Tenant Improvement Allowance shall be subject to a holdback of 10% in accordance with the Builders Lien Act. Such holdback will be paid to the Tenant after the expiry of the statutory holdback period and following receipt by the Landlord of a statutory declaration of the Tenant and its approved contractor as to the nonexistence of nay liens encumbering the Lands in any way related to the Tenant’s improvement work, a current land titles search of the Lands confirming that no such liens are registered against the Lands and satisfactory confirmation that no actions have been commenced to enforce any such lien against the holdback.

3.	PARKING

The Landlord shall provide up to three (3) random stalls and one (1) reserved stall in the parking garage of the Building for the use of the Tenant during the Term and the Tenant, at the Landlord’s request, shall enter into the Landlord’s standard license agreement for the stalls, at the market rent charged by the Landlord which may change from time to time. Parking is subject to all applicable taxes. The location of individual reserved stalls may be relocated on 30 days’ notice by the Landlord at any time during the Term. The current cost for reserved stalls is $400.00 per month plus taxes and $285.00 per month for random stalls plus applicable taxes.

4.	FIXTURING PERIOD

For the purpose of planning and constructing the Tenant’s improvement work, the Tenant shall be entitled to have access to the Premises Thirty (30) days prior to the Commencement Date. During this period, the Tenant shall be bound by all the provisions of the Lease except that the Tenant shall not be obligated to pay any rent during such period. During such period, the Tenant’s occupancy of the Premises may be in common with the Landlord, its contractors, sub-contractors and employees.

5.	DIRECTORY

The Tenant shall be entitled to one (1) entry on the directory for the building in which the Premises are located. If space permits, all of the members of the Tenant’s professional staff shall be separately listed.

SCHEDULE "D"

MORTGAGE CLAUSE

IT IS HEREBY PROVIDED AND AGREED THAT:

BREACH OF CONDITIONS BY MORTGAGOR, OWNER OR OCCUPANT

1.This insurance and every documented renewal thereof - AS TO THE INTEREST OF THE MORTGAGEE ONLY THEREIN - is and shall be in force notwithstanding any act, neglect, omission or misrepresentation attributable to the mortgagor, owner or occupant of the property insured, including transfer of interest, any vacancy or non-occupancy, or the occupation of the property for purposes more hazardous than specified in the description of the risk;

PROVIDED ALWAYS that the Mortgagee shall notify forthwith the Insurer (if known) of any vacancy or non-occupancy extending beyond thirty (30) consecutive days, or of any transfer of interest or increased hazard THAT SHALL COME TO HIS KNOWLEDGE; and that every increase of hazard (not permitted by the policy) shall be paid for by the Mortgagee - on reasonable demand - from the date such hazard existed, according to the established scale of rates for the acceptance of such increased hazard, during the continuance of this insurance.

RIGHT OF SUBROGATION

2.Whenever the Insurer pays the Mortgagee any loss award under this policy and claims that - as to the Mortgagor or Owner - no liability therefor existed, it shall be legally subrogated to all rights of the Mortgagee against the Insured; but any subrogation shall be limited to the amount of such loss payment and shall be subordinate and subject to the basic right of the Mortgagee to recover the full amount of its mortgage equity in priority to the Insurer; or the Insurer may at its option pay the Mortgagee all amounts due or to become due under the mortgage or on the security thereof, and shall thereupon receive a full assignment and transfer of the mortgage together with all securities held as collateral to the mortgage debt.

OTHER INSURANCE

3.If there be other valid and collectible insurance upon the property with loss payable to the Mortgagee - at law or in equity - then any amount payable thereunder shall be taken into account in determining the amount payable to the Mortgagee.

WHO MAY GIVE PROOF OF LOSS

4.In the absence of the Insured, or the inability, refusal or neglect of the Insured to give notice of loss or deliver the required Proof of Loss under the policy, then the Mortgagee may give the notice upon becoming aware of the loss and deliver as soon as practicable the Proof of Loss.

*TERMINATION	5.The term of this mortgage clause coincides with the term of the policy;

PROVIDED ALWAYS that the Insurer reserves the right to cancel the policy as provided by Statutory provision but agrees that the Insurer will neither terminate nor alter the policy to the prejudice of the Mortgagee without the notice stipulated in such Statutory provision.

§TERMINATION	6.The term of this mortgage clause coincides with the term of the policy;

PROVIDED ALWAYS that the Insurer reserves the right to cancel the policy as provided by statutory condition 19 as set forth in section 240 of the Insurance Act of Quebec, but agrees that the Insurer will neither terminate nor alter the policy to the prejudice of the Mortgagee without 15 days' notice to the Mortgagee by registered letter.

FORECLOSURE

7.Should title or ownership to said property become vested in the Mortgagee and/or assigns as owner or purchaser under foreclosure or otherwise, this insurance shall continue until expiry or cancellation for the benefit of the said Mortgagee and/or assigns.

SUBJECT TO THE TERMS OF THIS MORTGAGE CLAUSE (and these shall supersede any policy provisions in conflict therewith BUT ONLY AS TO THE INTEREST OF THE MORTGAGEE), loss under this policy is made payable to the Mortgagee.

*Termination Clause applicable to all Provinces except Quebec

§Termination Clause applicable to the Province of Quebec